4066691v5 Summary P-1 RETAIL LEASE (3705-3709 W. Sunset Blvd., Los Angeles, CA 90026) This Retail Lease ("Lease"), dated as of May 21, 2021 is made by and between SRT LA RETAIL, LLC, a Delaware limited liability company ("Landlord"), and INTENT TO DINE, LLC, a Delaware limited liability company ("Tenant"). SUMMARY OF BASIC LEASE INFORMATION TERMS OF LEASE DESCRIPTION 1. Effective Date: Defined in Section 28.32 below. 2. Premises (Article 1): 2.1 Building: The building commonly known as 3705-3709 W. Sunset Boulevard, Los Angeles, CA 90026 as depicted on Exhibit A attached to this Lease in which the Premises are located (the "Building") The building consists of a total of 10,203 rentable square feet of space. 2.2 Premises: Approximately 6,928 rentable square feet ("RSF"), including 5,165 RSF located on the first floor (at $7.35 per RSF per month), 1,090 RSF on the mezzanine level (at $5.10 per RSF per month), and 673 RSF of patio area of the Building (at $7.35 per RSF per month) (the "Premises"), as further depicted on Exhibit A-1 to this Lease. 3. Lease Term (Article 2): 3.1 Length of Term: Approximately ten (10) years. 3.2 Lease Commencement Date: The date that is one hundred twenty (120) days following the Effective Date. 3.4 Lease Expiration Date: The last day of the 120th full calendar month following the Lease Commencement Date. 3.5 Option Term(s): Two (2) five-year Option Terms, as more particularly set forth in Section 2.2 of this Lease.

4066691v5 Summary P-2 4. Base Rent (Article 3): Period During Lease Term Annual Base Rent Monthly Installment of Base Rent Months 1 – 12 $581,619.60 $48,468.30 Months 13 – 24 $599,068.19 $49,922.35 Months 25 – 36 $617,040.23 $51,420.02 Months 37 – 48 $635,551.44 $52,962.62 Months 49 – 60 $654,617.98 $54,551.50 Months 61 – 72 $674,256.52 $56,188.04 Months 73 – 84 $694,484.22 $57,873.68 Months 85 – 96 $715,318.75 $59,609.90 Months 97 – 108 $736,778.31 $61,398.19 Months 109 – 120 $758,881.66 $63,240.14 5. Intentionally Omitted. 6. Tenant's Share (Section 4.1 and Exhibit C): Approximately 61.3% (based on 6,255 interior rentable square feet of the Premises divided by 10,203 rentable square feet of the Building). 7. Permitted Use (Article 5): Subject to the terms and conditions of this Lease, Tenant shall use the Premises solely for a full-service restaurant and an ancillary upscale retail/market grocery (the "Permitted Use"); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant's Permitted Use violate, (A) Landlord's Rules and Regulations (as such term is defined in Section 5.2 of this Lease), (B) all "Applicable Laws," as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, building codes and "CC&Rs," as that term is set forth in Section 5.2 of this Lease, if any, and (D) the character of the Building as a first-class retail project. 8. Trade Name (Article 5): Causita, Rapido, Bar Moruno

9.	Letter of Credit (Article 21):	One Hundred Forty-Six Thousand Forty-Four and 35/100 Dollars ($146,044.35) (the "**LC Amount**") in accordance with Article 21 below.
10.	Parking: (Article 28):	Tenant to have exclusive right to four (4) designated parking spaces available at rear of the Building.
11.	Address of Tenant (Section 29.12):	Intent to Dine, LLC 940 E. 2nd St., #38 Los Angeles, CA 90012
12.	Address of Landlord (Section 29.12):	SRT LA RETAIL, LLC c/o Strategic Realty Trust, Inc. 400 Concar Drive San Mateo, CA 94402 Attention: Andrew Batinovich G. Lee Burns Email: andy.batinovich@glenborough.com chip.burns@glenborough.com *with a copy to:* Elkins Kalt Weintraub Reuben Gartside LLP 10345 W. Olympic Boulevard Los Angeles, California 90064 Attention: Scott M. Kalt, Esq. Email: skalt@elkinskalt.com
13.	Broker (Section 29.16):	Industry Partners (representing Tenant) and Urbanlime (representing Landlord)
14.	Minimum Hours of Operation (Section 5.1.4):	**[TO BE DETERMINED IN TENANT'S REASONABLE GOOD FAITH DISCRETION DURING A PUBLIC HEALTH HARDSHIP PERIOD]**
15.	Radius (Section 3.2):	N/A
16.	Guarantor: (Section 28.32 and **Exhibit G**):	1334 Partners LP

4066691v5

Summary P-3

4066691v5 -1- ARTICLE 1 PREMISES 1.1 Premises. 1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises set forth in Section 2.2 of the Summary. The outline of the Premises is set forth in Exhibit A-1 attached hereto and the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the "TCCs") herein set forth. The parties hereto hereby acknowledge that the purpose of Exhibit A and Exhibit A-1 is to show the approximate location of the Building and Premises only, and such Exhibits are not meant to constitute an agreement, representation or warranty as to the construction, location or the precise area thereof. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the "Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, or the Building or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. 1.1.2 Patio Area. Subject to the terms and conditions contained in this Section 1.1.2 and elsewhere in this Lease, commencing as of the Lease Commencement Date, Tenant shall have an exclusive license during the Lease Term to use that certain patio area adjacent to and accessible from the Premises as more particularly shown on Exhibit A-2 attached hereto (the "Patio Area"). Tenant shall accept the Patio Area in its "as-is" condition, and Landlord shall not be obligated to provide or pay for any work or services related to the improvement of the Patio Area (other than the Landlord Work [as defined in the Work Letter attached hereto as Exhibit B]). Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Patio Area or the compliance of the Patio Area with any Applicable Laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall have no right to alter, change or make improvements to the Patio Area. However, Tenant shall maintain furniture (including, without limitation, chairs, tables, and/or trash receptacles) (collectively, "Patio Furniture") in the Patio Area subject to Landlord's prior written approval of the same. Notwithstanding Landlord's approval of the Patio Furniture, Tenant shall remain solely liable for any liability arising out of the placement of the Patio Furniture in the Patio Area, and Landlord shall have no liability in connection therewith. Tenant shall keep the Patio Furniture in clean, safe, operable and first-class condition and repair and shall replace the same as necessary to comply with such standard. Tenant shall keep the Patio Area clean of all trash and debris and shall also keep the surrounding areas clean of debris and trash arising from the use of the Patio Area. Tenant shall perform cleaning at such times during the day as is reasonably appropriate, and shall power wash the Patio Area on an as needed basis. Tenant shall remove any Patio Furniture from the Patio Area upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's rights under this Section 1.1.2, and shall return the affected portion of the Patio Area to the condition the Patio Area would have been in had no such Patio Furniture been installed, reasonable wear and tear excepted. Tenant shall not be permitted to

4066691v5 -2- display any graphics, signs or insignias or the like in the Patio Area without Landlord's consent. Tenant shall use the Patio Area solely for the seating of its patrons and shall not use the Patio Area for preparing food or any other retail purpose. No smoking shall be permitted in the Patio Area. Tenant's use of the Patio Area shall be subject to such additional reasonable rules, regulations and restrictions as Landlord may make from time to time concerning the Patio Area. Except as expressly set forth in this Section 1.1.2, all of the TCCs, limitations and restrictions contained in this Lease pertaining to the Premises and Tenant's use thereof shall apply equally to the Patio Area and Tenant's use thereof, including, without limitation, Tenant's indemnity of Landlord set forth in Section 10.1, below, Tenant's insurance obligations set forth in Article 10, below, and Tenant's obligations to comply with Applicable Laws set forth in Article 23, below; provided, however, the Patio Area shall not be deemed to be a part of the Premises for purposes of any abatement or termination rights under Articles 11 and 13. 1.2 Stipulation of Rentable Square Footage of Premises. The rentable square footage of the Premises (or, where applicable, of other premises) has been determined by Landlord without deduction for the width of or space occupied by columns, shafts, risers, or other vertical penetrations. The rentable square footage is measured, on a floor by floor basis, from the exterior surface of exterior walls (and extensions thereof, in the case of openings), and from the center line of interior demising walls. For purposes of this Lease, rentable square footage of the Premises shall be deemed as set forth in Section 2.2 of the Summary. ARTICLE 2 LEASE TERM; OPTION TERM 2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.4 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. At any time during the Lease Term, including upon the Effective Date, Landlord may deliver to Tenant a notice substantially (to the extent applicable) in the form set forth in Exhibit D, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof. 2.2 Option Term. 2.2.1 Option Right. Landlord hereby grants the Tenant originally named herein (the "Original Tenant") and any assignee of the Original Tenant who is a "Permitted Transferee," as that term is set forth in Section 14.7 of this Lease, two (2) options to extend the Lease Term for the entire Premises (each, an "Option") by a period of five (5) years each (each, an "Option Term"). Each such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in monetary default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in monetary default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (iii) Tenant has not been in monetary default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term, and (iv) there has been no material adverse change in Tenant's financial condition during the prior twenty-four (24)-month period. Upon the proper exercise of such option to extend (and provided that, at Landlord's election, as of the end of the Lease Term, (A) Tenant is not in monetary default under this Lease (beyond any applicable notice and cure

4066691v5 -3- periods), (B) Tenant has not been in monetary default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (C) Tenant has not been in monetary default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term, and (D) there has been no material adverse change in Tenant's financial condition during the prior twenty-four (24)-month period) then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its assignee who is a Permitted Transferee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease) if Original Tenant and/or its Permitted Transferee is in occupancy of the entire then-existing Premises (and is open for business and continuously operating within the Premises for the Permitted Use in accordance with Section 5.1.3) below. 2.2.2 Rent. Except as set forth in this Section 2.2.2, all terms and conditions of this Lease shall remain the same during each Option Term. Monthly Base Rent during the first Option Term shall be as follows: Period Annual Base Rent Monthly Installment of Base Rent Months 121 – 132 $781,648.11 $65,137.34 Months 133 – 144 $805,097.55 $67,091.46 Months 145 – 156 $829,250.48 $69,104.21 Months 157 – 168 $854,127.99 $71,177.33 Months 169 – 180 $879,751.83 $73,312.65 The monthly Base Rent for the Second Option Term shall be equal to the then Fair Market Rental Rate. "Fair Market Rental Rate" shall mean the net effective market rental then being offered and accepted for comparable first class, Class "A" retail buildings comparable in location and condition to the Building and located in the Silver Lake, California retail real estate market (taking into consideration the manner in and extent to which the landlord under any comparison lease or amendment is reimbursed for operating expenses), computed as described in the remainder of this paragraph. The net effective market rental shall equal the arithmetic average of the rental rate over the term of such comparable lease, taking into consideration all relevant considerations, including, without limitation, all concessions, tenant improvements and brokerage commissions based on comparable spaces within the Silver Lake, California retail real estate market. 2.2.3 Notice of Exercise. In order to timely exercise each renewal Option, Tenant shall give Landlord written notice of its intent to exercise each renewal Option on a date which is at least two hundred seventy (270) days but not less than three hundred sixty-five (365) days prior to the expiration of the immediately preceding Lease Term, time being of the essence. If Tenant fails to timely notify Landlord in writing of its intent to exercise each renewal Option, the renewal Option, and any subsequent renewal Option, shall terminate, and Landlord shall be free to enter into a lease for the Premises (or any part thereof) with a third party on any terms Landlord desires. Within twenty (20) business days after Landlord receives the notice described in the previous sentence, as to the second Option, Landlord will provide Tenant with Landlord's determination of the Fair Market Rental Rate for such Option Term. Tenant shall have thirty (30) days from Landlord's notification of the proposed Base Rent to accept Landlord's determination of Base Rent for such Option Term or provide its own determination of Fair

4066691v5 -4- Market Rental Rate for Landlord's consideration accompanied by market information on which Tenant based its determination. 2.2.4 Dispute Regarding Fair Market Rental Rate. If Landlord and Tenant are unable to agree on the Fair Market Rental Rate for the second Option Term using their best good faith efforts within thirty (30) days from Tenant's determination of the Fair Market Rental Rate pursuant to Section 2.2.3 above, Landlord shall, no more than ten (10) days thereafter, select an independent real estate broker with at least seven (7) years' experience in the Silver Lake, California retail real estate market, who shall prepare a written market report of the Fair Market Rental Rate using the assumptions described in Section 2.2.1. The report shall be completed and delivered to Tenant and Landlord within thirty (30) days from the date Landlord selects the real estate broker. Such broker's determination of Fair Market Rental Rate shall be determinative unless Tenant disputes it as provided in the next sentence. If Tenant disputes such report, Tenant shall, within seven (7) days following delivery of the report, deliver to Landlord written notice (a) that Tenant disputes such report, and (b) of the identity of another real estate broker selected by Tenant meeting the qualifications set forth in this paragraph. The broker selected by Tenant shall submit his or her report of the Fair Market Rental Rate using the assumptions described in Section 2.2.1 within twenty-five (25) days following the delivery of Tenant's notice to Landlord disputing the initial report. If the two reports are within two and one-half percent (2.5%) of each other, with such calculation to be based upon net effective rent, using an agreed upon discount rate and method of calculation, the Fair Market Rental Rate shall be the average of the two brokers’ reports. If not, then within five (5) days after the delivery of the second report, the two brokers shall appoint a third broker meeting the qualifications set forth in this paragraph, and the third broker shall deliver his decision within ten (10) days following his selection and acceptance of the appraisal assignment. The third broker shall be limited in authority to selecting, in his opinion, which of the two earlier reports determinations best reflects the Fair Market Rental Rate under the assumptions set forth in this paragraph. The third broker must choose one of the two earlier reports, and, upon doing so, the third broker's determination shall be the controlling determination of the Fair Market Rental Rate. Each party shall pay the costs and fees of the broker it selected; if a third broker is selected, the party whose report is not selected to be the Fair Market Rental Rate by said third broker shall pay all of said third broker's costs and fees. ARTICLE 3 BASE RENT; PUBLIC HEALTH HARDSHIP PROVISIONS 3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Building, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable monthly installment of Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

4066691v5 -5- 3.2 Public Health Hardship Provisions. 3.2.1 Public Health Hardship Period. The parties acknowledge, agree, and are aware that due to the current and ongoing COVID-19 pandemic and related events, the Premises is under the jurisdiction of the Safer At Home Order (the “Order”) for Control of COVID-19 Temporary Prohibition of All Events and Gatherings, Closure of Non-Essential Businesses and Areas that was issued by the County of Los Angeles Health Officer, as extended by similar Orders issued by the relevant jurisdictions, including the County of Los Angeles and the State of California (collectively “COVID Orders”). During any period (a “Public Health Hardship Period”) wherein applicable legal restrictions on business operations which prohibit Tenant from conducting business at full indoor occupancy or delay Tenant’s ability to open operations to the public are re-implemented through the Order, the issuance of new COVID Orders or the expansion of existing COVID Orders by the City of Los Angeles Health Department or any other City of Los Angeles, County of Los Angeles or State of California agency with jurisdiction over the Premises (a "Governmental Authority") in efforts to control (i) COVID-19, (ii) a COVID-19 related condition, or (iii) a pandemic that is similar in scope and severity to COVID-19, or during any other applicable Governmental Authority mandated reduction on indoor dining capacity in the name of public health and safety, Landlord will comply with any and all such business restrictions and/or COVID Orders, as applicable. 3.2.2 Alternate Base Rent Conditions. Additionally, during any Public Health Hardship Period, provided that Tenant is not in default of this Lease and provided that Tenant does not fail to continuously operate its business in the Premises as required by Section 5.1.3 during the minimum operating hours required by Section 5.1.4 (collectively, the "Alternate Base Rent Conditions"), Tenant shall be entitled, subject to the terms of this Section 3.2, to pay Alternate Base Rent (defined below) in lieu of the then-scheduled monthly installments of Base Rent due hereunder, until the earlier of (i) the date which is twelve (12) months following the commencement of such Public Health Hardship Period, or (ii) the expiration of such Public Health Hardship Period, provided Tenant shall at all times continue to pay all amounts of Additional Rent in full, including, without limitation, Tenant's Share of Direct Costs. Payments of Alternate Base Rent for any fractional calendar month shall be prorated. The term "Alternate Base Rent" means, for any month of the Lease Term during a Public Health Hardship Period, a monthly amount equal to the greater of (I) 6% of Gross Sales (defined below) for such month, the payment of which shall be made by Tenant to Landlord within 20 days following the end of such calendar month concurrently with Tenant's delivery to Landlord of the Monthly Gross Sales Statement (defined below), or (II) the product of (x) the then-scheduled monthly installment of Base Rent due hereunder, and (y) the greater of (a) 25% or (b) a percentage equal to the legally permissible indoor seating capacity for the Premises then dictated by the applicable Governmental Authority over the legally permissible indoor seating capacity for the Premises immediately prior to such Public Health Hardship Period pursuant to the applicable condition use permit for the Premises). Notwithstanding anything to the contrary contained herein, in the event Tenant pays any amount less than the total amount of regularly scheduled Base Rent otherwise due hereunder for a period of more than twelve (12) consecutive calendar months, Landlord shall have the right, but not the obligation, by giving written notice to Tenant, to require Tenant to pay, going forward, the regularly scheduled Base Rent. If Tenant fails to do so, Landlord shall have the right, but not the obligation, by giving written notice to Tenant, to terminate this Lease as of the date which is not less than ten (10) days following the date of Landlord's notice. 3.2.3 Alternate Base Rent Notice. In the event Tenant believes that the Alternate Base Rent Conditions will be satisfied with respect to a particular calendar month or portion thereof, Tenant shall deliver written notice thereof ("Tenant's Alternate Base Rent Notice") to Landlord on or before

4066691v5 -6- the 20th day of the preceding calendar month. Landlord shall endeavor to approve or reasonably disapprove (which may be via email) of Tenant's Alternate Base Rent Notice within five (5) days following receipt of the same; provided, however, if four (4) days have passed following Landlord’s receipt of Tenant’s Alternate Base Rent Notice without a response from Landlord, then Tenant may send another such Notice to Landlord with an all capitalized statement therein stating that if Landlord fails to respond to such additional Notice within five (5) days of receipt thereof, then Tenant’s Alternate Base Rent Notice shall be deemed approved by Landlord. If Landlord timely disapproves such Notice, then it shall send such disapproval to Tenant in writing, together with a reasonably particularized explanation of the reasons for such disapproval. Until and unless Landlord approves or is deemed to have approved Tenant’s Alternate Base Rent Notice, Tenant shall continue to pay Base Rent in accordance with Section 4 of the Summary and Section 3.1 of this Lease above. 3.2.4 Payment of Alternate Base Rent. In the event Landlord approves of Tenant's Alternate Base Rent Notice, Tenant shall initially pay an amount equal to 25% of the monthly installment of regularly scheduled Base Rent due hereunder for the applicable calendar month (i.e., as set forth in Section 4 of the Summary), on or before the first day of the such calendar month, and shall pay any additional amount of Alternate Base Rent which may be due and owing for such month concurrently with Tenant's delivery to Landlord of the Monthly Gross Sales Statement for such month (i.e., on or before the 20th day of the following calendar month). All amounts of Alternate Base Rent shall be subject to review and reconciliation by Landlord. 3.2.5 Gross Sales. During any Public Health Hardship Period, Tenant agrees to deliver to Landlord a statement of Gross Sales within twenty (20) days after the close of each calendar month (a "Monthly Gross Sales Statement"), and an annual statement, including a monthly breakdown of Gross Sales, within sixty (60) days after the close of each calendar year. Such statements shall show the gross selling prices of all food, beverages, merchandise and services with all adjustments allowed thereto pursuant to this Section 3.2.5 below. Such statements shall be signed by all individuals doing business as Tenant, by a general partner if Tenant is a partnership, or by an authorized officer of Tenant if Tenant is a corporation, or by the manager if Tenant is a limited liability company. Tenant shall record at the time of sale, in the presence of the customer, all receipts from sales or other transactions. Tenant shall keep the following items: (a) full and accurate books of account and records in accordance with generally accepted accounting principles consistently applied; (b) all such cash register receipts with regard to the Gross Sales and credits, refunds and other pertinent transactions made from or upon the Premises; and (c) detailed original records of any exclusions or deductions from Gross Sales. Such books, receipts and records shall be kept for a period of three (3) years after the close of each calendar year and shall be available for inspection and audit by Landlord or its representative at the Premises at all times during regular business hours. Landlord shall, within three (3) years after the receipt of any such statement, be entitled to an audit of such Gross Sales. Such audit shall be conducted by either Landlord or a certified public accountant, to be designated by Landlord, during normal business hours at the principal place of business of Tenant. If it shall be determined as a result of such audit that there has been a deficiency in the calculation of Gross Sales, then the applicable deficiency in Base Rent shall become immediately due and payable with interest at the maximum lawful rate from the date when such payment should have been made. In addition, if Tenant understates Gross Sales by more than three percent (3%), or if such audit shows that Tenant has failed to maintain the books of account and records required by this Section 3.2.5 so that Landlord is unable to verify the accuracy of Tenant's statement, then Tenant shall pay to Landlord all reasonable costs and expenses (including reasonable audit and/or attorney fees) which may be incurred by Landlord in conducting such audit and collecting such underpayment if any. In the event Tenant fails to deliver a statement of Gross Sales within the time period required in this Section 3.2.5, Landlord may

4066691v5 -7- charge Tenant, as Additional Rent, and Tenant agrees to pay, a late charge in the amount of Fifty Dollars ($50.00) for the first such late statement in any calendar year and in the amount of One Hundred Dollars ($100.00) for any subsequent late statement in the same calendar year. Such late charge shall be payable to Landlord within thirty (30) days following written demand therefor. The term "Gross Sales" means: the entire gross receipts of every kind and nature from sales and services made in, upon, or from the Premises, whether upon credit or for cash, in every department in the Premises, whether operated by Tenant or by a subtenant or subtenants, or by concessionaires or other occupants, and all sales made or orders placed at or completed by delivery in or from the Premises, plus all charges made for services rendered in or from, or orders placed at, the Premises (including, without limitation, orders that are accepted or transmitted by means of electronic, telephonic, video, computer or other electronic or technology based system, regardless of whether the orders are accepted or filled at the Premises or accepted or filled by Tenant or its parent, subsidiary or affiliate at any other location), whether such sales or services are for cash or on credit, or both, excepting therefrom any rebates and/or refunds to customers and the amount of all sales tax receipts that must be accounted for by Tenant and remitted to any governmental agency. Gross Sales shall be reduced by the following to the extent previously reported as Gross Sales: (i) the selling price of all merchandise returned by customers and accepted for full credit; (ii) sales taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected from customers and paid to the taxing authority; (iii) sales of fixtures, equipment or property which are not stock in trade; (iv) charges for deliveries if such services are incidental to the Permitted Use and for which Tenant reasonably demonstrates it makes no profit and, to the extent any profit is realized by Tenant from the performance of such services, such profit shall be included in Gross Sales; (v) amounts of tips or other gratuities received from customers by Tenant’s employees to the extent the tips and gratuities are retained by Tenant’s employees; (vi) proceeds of sales of gift certificates and/or similar vouchers (other than gift cards or vouchers for other businesses) unless and until redeemed at the Premises, irrespective of where sold, at which time the value of gift certificates and/or similar vouchers shall be included in Gross Sales; and (vii) discount sales to employees up to two percent (2%) of annual Gross Sales. Sales upon credit or installment shall be deemed cash sales for the full purchase price and shall be included in the Gross Sales for the period in which the merchandise is delivered to the customer, whether or not title to the merchandise passes with delivery. All Gross Sales shall be determined in accordance with accounting standards customarily accepted by the retail industry. 3.2.6 Insurance Or Government Proceeds. In an effort to mitigate the negative impacts on Tenant’s business resulting from the COVID-19 pandemic (and/or from any local, state or federal government response thereto) or any subsequent event which results in a Public Health Hardship Period, Tenant hereby covenants and agrees to use good faith efforts to avail itself of any of Tenant’s available insurance coverage proceeds or any financial assistance provided by the U.S. Small Business Administration or under any other similar federal, state, or local program (any such assistance paid to Tenant to herein be collectively referred to as “Insurance or Government Proceeds”). Such good faith efforts may be satisfied by Tenant timely submitting an application with Tenant’s insurance carrier and with the appropriate governmental authority(ies) to receive Insurance or Government Proceeds and promptly thereafter delivering a copy of said application(s) to Landlord. Tenant further agrees that to the extent it receives any Insurance or Government Proceeds that are intended to assist Tenant in the payment of business expenses or compensate Tenant for lost income, Tenant shall use such Insurance or Government Proceeds in the following order, to the extent permitted by applicable law—first, toward any Base Rent which but for the occurrence of a Public Health Hardship Period would have otherwise been due under Section 4 of the Summary and which Tenant did not pay to Landlord during any such Public Health Hardship Period; and, thereafter, toward other allowed purposes.

4066691v5 -8- ARTICLE 4 ADDITIONAL RENT 4.1 In General. In addition to paying the Base Rent and Substitute Rent specified in Article 3 of this Lease, Tenant shall pay (i) "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 1.1.5 and 1.1.1, respectively, of Exhibit C attached to this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the "Additional Rent," and the Base Rent, the Substitute Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 and Exhibit C as Additional Rent shall be payable during the Lease Term commencing on the Lease Commencement Date; provided, however, the parties hereby acknowledge that the first monthly installment of Direct Expenses shall be paid at the time of Tenant's execution of this Lease. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 and Exhibit C shall survive the expiration of the Lease Term. 4.2 Taxes and Other Charges for Which Tenant Is Directly Responsible. 4.2.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be, within thirty (30) days following receipt of an invoice therefor. 4.2.2 Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building, including the parking facilities; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. ARTICLE 5 USE OF PREMISES 5.1 Permitted Use; Use Restrictions. 5.1.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary in accordance with the TCCs, including, but not limited to, the terms, conditions and covenants set forth in the "Restaurant Rider" attached hereto as Exhibit E, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever.

4066691v5 -9- 5.1.2 Tenant's Trade Names. Landlord shall have the right to approve the name of Tenant's business establishment to be located in the Premises, in Landlord’s reasonable discretion. Landlord hereby approves the trade names set forth in Section 8 of the Summary. 5.1.3 Covenant to Open; Continuous Operation. Subject to events of casualty and condemnation or applicable restrictions imposed by a Governmental Authority during a Public Health Hardship Period, Tenant covenants and agrees that on the Lease Commencement Date the Premises shall be fully stocked, fixturized and staffed and, if legally permitted to do so under applicable law, open for the Permitted Use and thereafter Tenant will operate and conduct within the Premises, continuously and uninterruptedly during the Lease Term, the business which it is required to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other unavoidable casualty, and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures and have sufficient personnel to service and supply the usual and ordinary demands and requirements of its customers. 5.1.4 Minimum Operating Hours. Tenant shall, at a minimum, keep the Premises open for business during the Minimum Hours of Operation set forth in Section 14 of the Summary except for the date of observation of New Year's Day, Easter Sunday, Independence Day, Labor Day, Memorial Day, Thanksgiving Day and Christmas Day, but in no event shall operate its business from the Premises in violation of applicable code requirements restricting the operating hours of the Permitted Use. 5.1.5 Quality Standards. Tenant shall, throughout the Lease Term, maintain its quality and reputation, and the quality of its merchandise, consistent with a first-class business and shall utilize and operate its business and the Premises (or cause such utilization and operation) prudently and in a manner consistent with sound business practices. 5.1.6 Deliveries. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be done only at such times, in the areas, and through the entrances designated for such purposes, and shall be subject to such rules and regulations as are necessary, in the judgment of Landlord, for the proper operation of the Building. 5.2 Prohibited Uses. Tenant covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose (1) in violation of the laws of the United States of America, the State of California, the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building (including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect), (2) in violation of any easements, covenants, conditions and restrictions or other matters of record now or hereafter applicable to the Building, a copy of which has been delivered by Landlord to Tenant prior to the Effective Date, including any requirements associated with any entitlements or other approvals with respect to the Building (collectively, the "CC&Rs"), (3) in violation of any exclusive use now or hereafter in effect of which Landlord has given Tenant written notice, or (4) contrary to the rules and regulations promulgated by Landlord from time to time ("Rules and Regulations"), the current set of which (as of the date of this Lease) is attached to this Lease as Exhibit F. Tenant shall not: (i) conduct any auction, fire, distress, going out of business, liquidation, bankruptcy or like sales in the Premises or on the Building; (ii) display, sell, lease, or offer for sale or lease, in any manner on the Premises, alcoholic beverages (without an appropriate or beyond the hours permitted under the applicable Liquor License therefor) or pornographic material of any kind, including books, magazines and movies; (iii) engage in any activity or use the Premises for any purpose that is

4066691v5 -10- illegal or is not in keeping with the standards or character of a first-class retail project or would otherwise interfere with standard Building operations; (iv) use any area of the Building outside of the Premises (a) for the sale of any merchandise, food or beverage items or for other business purposes, (b) to solicit business, (c) to display signs (except as otherwise provided in Article 23), or (d) for public meetings or entertainment; (v) use, or permit to be used, any sound broadcasting or amplifying device or any video or vending machine that can be heard outside of the Premises; (vi) perform, or allow any employee or agent to perform, any act or carry on any practice that may damage the Premises or any other part of the Building, or disturb any other tenant or other person in the Building; (vii) use or allow the Premises to be used for any improper, unlawful or objectionable purpose; or (viii) permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, the CC&Rs. 5.3 Except to the extent possession or use of any of same by individuals, if prohibited from the Premises, would be a violation of Applicable Laws, Tenant shall not bring upon the Premises or any portion of the Building or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same. 5.4 Operational Requirements. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises appropriate to maintain the Premises in a first-class manner and consistent with comparable buildings, including, without limitation, the following; 5.4.1 Tenant shall cause the carpets or other floor coverings in the Premises to be professionally cleaned as needed. 5.4.2 Tenant shall cause to be provided window washing, sweeping and cleaning of the Premises as needed. 5.4.3 Tenant shall deposit trash daily, or more often if reasonably required by Landlord, in the area designated by Landlord from time to time, which trash shall be sealed in plastic bags. All trash containers must be covered and stored in a manner to prevent the emanation of odors into the Premises, the Building. If Landlord or any local governmental authority having jurisdiction over the Building requires separation of "wet" and "dry" garbage, Tenant shall comply with the requirements imposed by Landlord and/or such governmental entity (as the case may be) with respect to the separation of refuse. In addition to the foregoing, Tenant shall be required to participate in any recycling program conducted by Landlord at the Building. Notwithstanding the foregoing, upon written notice to Tenant, Landlord may require that Tenant procure and maintain at Tenant's sole cost and expense, a contract providing for the pickup and disposal of Tenant's refuse from the Premises, which contract shall be subject to Landlord's prior review and approval. If such a contract is required, Tenant shall no longer use Landlord's receptacles for disposal of Tenant's refuse. 5.4.4 Tenant shall keep any display windows, including window or shadow boxes, in the Premises dressed and illuminated, and permitted signs and exterior lights lit during the hours of operation set forth in Section 5.1.4, above. 5.5 Rules and Regulations. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Building. The current rules and regulations

4066691v5 -11- are attached hereto as Exhibit F. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Building. 5.6 Odor And Noise Control. Tenant hereby acknowledges that the emission/emanation of excessive vibration, noise and/or odors, or flashing or bright lights outside of the Premises due to Tenant’s operations from the Premises could have a detrimental effect on the business of other tenants of the Building. Throughout the Lease Term Tenant, at Tenant's sole expense, shall maintain the Premises in a clean, sanitary and quiet manner and shall take such steps as may be necessary, in the sole discretion of Landlord, to keep the Premises free of nuisances, objectionable odors and loud sounds, including music associated with Tenant's business or from the operation of any instrument, apparatus, equipment, radio, television or amplification system. Upon Tenant's receipt of notice of any complaint of objectionable odor or noise that may be resulting, directly or indirectly, from the operation of Tenant's business, Tenant, at Tenant's sole expense, shall take such steps as may be necessary to immediately remedy such odor or noise. In furtherance, but not as a limitation to the foregoing: (i) between the hours of 7:00 p.m. and 7:00 a.m., Monday through Sunday, Tenant shall not conduct nor permit to be conducted any construction activity at the Premises without Landlord's prior written approval; and (ii) all food, beverage and other service shall cease past 2:00 a.m.. Notwithstanding the foregoing, if Tenant fails to immediately remedy such objectionable odor or noise to Landlord's sole satisfaction, Landlord may, in addition to Landlord's other remedies for breach of Tenant's obligations hereunder, take such action it deems appropriate to cure such odor or noise, and the total costs incurred by Landlord shall be paid by Tenant to Landlord within thirty (30) calendar days after written demand by Landlord. ARTICLE 6 UTILITIES 6.1 In General. Tenant agrees, at its own expense, to pay for all water, power, gas, electric current, telephone, cable, wireless internet and all other utilities and services used by Tenant in the Premises (including, without limitation, all sales, use and other taxes imposed thereon by any governmental authority). Tenant agrees to procure and install, at Landlord's sole cost and expense, any utility meters of the type required by Landlord. In the event that any utilities are furnished to the Premises by Landlord, whether submetered or otherwise, then Tenant shall pay to Landlord the cost of such utilities, including a reasonable administrative charge for Landlord's supervision. If Landlord shall from time to time reasonably determine that the use of any such utility or service in the Premises is disproportionate to the use of other tenants, Landlord may adjust Tenant's share of the cost thereof to take equitable account of such disproportionate use. If Landlord elects to utilize solar, wind or other alternatively generated electricity at the Building ("Alternative Electricity"), Tenant agrees to purchase from the provider of such Alternative Electricity up to 100% of Tenant's electrical requirements, as and when such Alternative Electricity is produced, at the price in effect at the time of delivery. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. If Tenant is prevented from using, and does not use, the Premises or a substantial portion thereof as a result of any interruption in utilities to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees and/or contractors, and such failure was not caused

4066691v5 -12- directly or indirectly by the negligence or willful misconduct of Tenant, its employees, agents, contractors, invitees or licensees (an "Abatement Event"), then Tenant shall give written notice of such Abatement Event to Landlord. If the Abatement Event continues for twenty-four (24) hours (the "Abatement Period") after Landlord's receipt of Tenant's written notice, then Base Rent and Operating Expenses shall be abated or reduced after expiration of the Abatement Period, for such time that Tenant continues (as a result of the Abatement Event) to be so prevented from using, and does not use, the Premises or a substantial portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. 6.2 Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Landlord's sole and absolute discretion), Tenant shall promptly, but in no event more than five (5) business days following its receipt of each and every invoice for such items from the applicable provider, provide Landlord with a copy of each such invoice. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the "Energy Disclosure Requirements"), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the "Tenant Energy Use Disclosure"). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.2 shall survive the expiration or earlier termination of this Lease. 6.3 Wi-Fi. Tenant shall have the right to install a Wireless Fidelity Network (“Wi-Fi Network”) within the Premises for the use of Tenant and Tenant’s customers while within the Premises. Tenant agrees that Tenant’s communications equipment associated with the Wi-Fi Network may not cause unreasonable radio frequency, electromagnetic, or other interference to any other party or occupants of the Building or any other party. Should any unreasonable interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three calendar days following such occurrence to correct such unreasonable interference. If such unreasonable interference continues after such three-day period, Tenant shall immediately cease operating Tenant’s Wi-Fi Network equipment until such interference is corrected or remedied to Landlord’s satisfaction. ARTICLE 7 REPAIRS Except for Landlord's obligations set forth below, Tenant shall, at Tenant's own expense, keep the Premises, including all Improvements, Alterations, fixtures, furniture, equipment, interior window coverings, and furnishings therein, Tenants' storefront and the floor or floors of the Building on which the Premises are located, in compliance with Applicable Laws and in good order, repair and first-class condition at all times during the Lease Term, including making replacements as necessary. Tenant shall also contract with an air-conditioning service company for the periodic maintenance and the repair and replacement, as necessary, of the air-conditioning system serving the Premises, which contract and company shall be subject to Landlord's prior written approval. All maintenance, repairs, replacements

4066691v5 -13- and other work performed by or on behalf of Tenant shall strictly comply with all Applicable Laws and all matters of record (including the CC&Rs). Notwithstanding the foregoing, Landlord, as an element of Operating Expenses, shall be responsible for repairs to the exterior walls (other than Tenants' storefront), foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building (except that Tenant shall be responsible for repairs to systems and equipment serving the Premises exclusively), except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant or its employees, agents or contractors; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant or its employees, agents or contractors, Landlord shall nevertheless make such repairs at Tenant's sole expense, or, if covered by Landlord's insurance, Tenant shall only be obligated to pay any commercially reasonable deductible in connection therewith. Without limiting any other rights or remedies of Landlord, if Tenant fails to perform any maintenance, repair or replacement for which it is responsible, Landlord may (but shall not be obligated to) perform such work and be reimbursed by Tenant within ten (10) days after demand therefor. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect. ARTICLE 8 ADDITIONS AND ALTERATIONS 8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations. The construction of the initial Improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Landlord may impose, as a condition of its consent to any and all Alterations, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in strict conformance with any and all Applicable Laws and pursuant to a valid building permit, issued by the City of Los Angeles, all in conformance with Landlord's construction rules and regulations (and pursuant to plans and specifications that have been approved in advance by Landlord in writing). Without limiting the foregoing, prior to commencing to construct any Alterations, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. Furthermore, notwithstanding anything to the contrary herein, Landlord shall not be required to provide or deny its consent with respect to any proposed Alterations until such time as Landlord has reviewed detailed plans and specifications with respect to the proposed Alterations (together with such other information as may be reasonably requested by Landlord in connection therewith). In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Base Building (as defined in the Work Letter), then Landlord shall, at Tenant's expense, make such changes to the Base Building. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Building or any portion thereof, by any other tenant of the Building, and so as not to obstruct the business of Landlord or other tenants in the Building. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to Landlord a

4066691v5 -14- copy of the field grade "as built" drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses incurred in connection with Landlord's review of any Alterations and the plans therefor. Notwithstanding the foregoing, Tenant shall have the right to make cosmetic Alterations as Tenant may reasonably deem desirable or necessary (the "Cosmetic Alterations"), without Landlord's consent, provided that such Alterations (i) are not visible from outside of the Premises; (ii) do not affect the Building's structure or any Building systems or the interior brick or the polished concrete floors; (iii) do not trigger any legal requirement which would require any alteration or improvements to the Building; (iv) do not, in the aggregate, exceed $30,000 in any twelve (12) month period; and (v) do not require any license, permit or approval under applicable law and do not result in the voiding of Landlord's insurance, the increasing of Landlord's insurance risk or the disallowance of sprinkler credits. 8.2 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co- obligee. 8.3 Landlord's Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, Improvements, signs, fixtures, and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or Improvements in the Premises and any of Tenant's signs, repair any damage to the Premises or Building caused by such removal and return the affected portion of the Premises to a safe and clean condition; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations (including the Improvements), (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Improvements, as applicable, and (y) Landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Improvements, as applicable, then Tenant shall not be required to so remove such Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or Improvements in the Premises, and/or to return the affected portion of the Premises to a safe and clean condition, then at Landlord's option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant.

4066691v5 -15- ARTICLE 9 COVENANT AGAINST LIENS Tenant shall keep the Building and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. ARTICLE 10 INDEMNIFICATION AND INSURANCE 10.1 Indemnification and Waiver. Except to the extent of the negligence or willful misconduct of the Landlord or the "Landlord Parties" (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord and its partners and subpartners, and each of their respective officers, agents, servants, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Other than to the extent arising out of the negligence or willful misconduct of the Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person (collectively, "Tenant Parties"); (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its reasonable professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this

4066691v5 -16- Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. 10.2 Tenant's Compliance With Landlord's Fire and Casualty Insurance. Tenant shall, at Tenant's expense, comply with Landlord's reasonable insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. 10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less. 10.3.1 Commercial General Liability Insurance, covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant's operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an "occurrence" basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Building, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization's form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy: Bodily Injury and Property Damage Liability $4,000,000 each occurrence Personal Injury and Advertising Liability $4,000,000 each occurrence 10.3.2 Property Insurance covering (i) all furniture, personal property, business and trade fixtures, furniture, equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Improvements," as that term is defined in the Work Letter attached hereto as Exhibit B, and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special

4066691v5 -17- Form, (b) water damage from any cause whatsoever, including, but not limited to, sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup or overflow from sewers and drains, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. l. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates). 10.3.2.1 Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures, furniture, Improvements and Alterations. 10.3.2.2 No Representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease. 10.3.2.3 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective special form property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.2.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys' fees) arising out of, resulting from, or relating to, such failure. 10.3.3 Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above. 10.3.4 Worker's Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer's Liability with minimum limits of not less than $1,000,000 each accident/employee/disease. 10.3.5 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage. 10.3.6 In the event the Permitted Use includes the sale of alcoholic beverages, then, as a condition to the sale thereof, Tenant shall obtain an alcohol liability insurance policy with a limit of not less than Four Million and No/100 Dollars ($4,000,000.00).

4066691v5 -18- 10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.6), (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of Improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant's failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor. 10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, provided such increased amounts or other types of insurance are consistent with the requirements of other institutional landlords of similar projects in Southern California. 10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor's certificates of insurance and applicable endorsements prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a "Third Party Contractor"), including in connection with any Alterations. All such insurance shall (a) name Landlord as an additional insured under such party's liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor's commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord's commercially reasonable minimum insurance requirements. ARTICLE 11 DAMAGE AND DESTRUCTION 11.1 Repair of Damage to Premises by Landlord. If the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises, subject to zoning and building codes and other laws. Upon the occurrence of any damage to the Premises, Tenant shall repair any injury or damage to the Improvements, Alterations and furniture, fixtures and equipment installed in the Premises and shall return the same to their original condition. Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall have the right to approve the contractors selected by Tenant to

4066691v5 -19- perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof, but in no event shall such Rent abatement continue beyond ninety (90) days following Landlord's completion of restoration of those portions of the Base Building necessary for Tenant's use and occupancy of the Premises. 11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, to the extent permitted under California law; or (iii) the damage is not fully covered by insurance policies required hereunder to be carried by Landlord. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term and Tenant cannot legally occupy the Premises, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and assign to Landlord all insurance proceeds payable to Tenant under Tenant's insurance required under clauses (ii) and (iii) of Section 10.3.2, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. 11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building ARTICLE 12 NONWAIVER No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord of any provision of this Lease may only be in writing, and

4066691v5 -20- no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment. ARTICLE 13 CONDEMNATION If the whole or any material part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the right to terminate this Lease as of the date possession is required to be surrendered to the applicable authority by giving Tenant written notice thereof. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease and for Tenant’s moving costs and, so long as the award will not reduce Landlord’s award or payment, loss of goodwill. All Rent shall be apportioned as of the date of such termination. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure. ARTICLE 14 ASSIGNMENT AND SUBLETTING 14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any liens to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (each of the foregoing being referred to herein as a "Transfer" and any person or entity to whom any Transfer is made or sought to be made is referred to herein as a "Transferee"). In connection with any such Transfer contemplated by Tenant, Tenant shall submit a written request for consent notice to Landlord, together with any information reasonably required by Landlord which will enable Landlord to determine (i) the financial responsibility, character, and reputation of the proposed Transferee, (ii) the nature of such Transferee's business, (iii) the proposed use of the applicable portion of the Premises, and (iv) any other reasonable consent parameters. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees,

4066691v5 -21- as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord. 14.2 Landlord's Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the subject space to the Transferee on the terms specified in Tenant's notice pertaining to the particular Transfer. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply: (i) Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building; (ii) Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the transfer on the date consent is requested; (iii) Transferee intends to use the applicable portion(s) of the Premises for purposes which are not permitted under this Lease; (iv) the proposed Transfer would cause a violation of another lease for space in the Building, or would give an occupant of the Building a right to cancel its lease; and (v) the proposed Transferee does not, in Landlord's reasonable business judgment, have sufficient business experience to successfully operate the Permitted Use. 14.3 Transfer Premium. If Landlord consents to a proposed Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration, other than “key money” or business purchase agreements, payable by such Transferee in connection with the transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per square foot basis if less than all of the Premises is transferred). 14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's written request for consent to so Transfer, to recapture the Premises in the case of any assignment of the Lease or sublease of the entire Premises. Such recapture notice shall cancel and terminate this Lease as of the effective date of the proposed Transfer. If Landlord declines, or fails to elect in a timely manner to recapture the subject space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to Transfer the Premises to the proposed Transferee, subject to provisions of this Article 14. 14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer shall relieve Tenant or any guarantor of the Lease from any liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit.

4066691v5 -22- 14.6 Additional Transfers. Subject to the provisions of Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners or members (as applicable), or transfer of more than fifty percent (50%) or more of partnership or membership interests (as applicable), within a twelve (12)-month period, or the dissolution of the partnership or limited liability company (as applicable) without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period. 14.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, a Transfer to (i) an entity that controls, is controlled by or is under common control with Tenant as of the date of this Lease, or (ii) any entity that purchases all or substantially all of the stock or assets of Tenant (and the stock or assets of all affiliates of Tenant who operate stores under the same or similar trade name as Tenant), or (iii) any entity into which Tenant is merged or consolidated (provided that all affiliates of Tenant who operate stores under the same or similar trade name as Tenant are similarly merged or consolidated with such entity) (all such persons or entities described in clauses (i), (ii) and (iii) being sometimes hereinafter referred to as "Permitted Transferees"), shall not require Landlord's consent and shall not be subject to the provisions of Sections 14.1, 14.2, 14.3, 14.4 or 14.6 above, provided that (a) any such Permitted Transferee was not formed as a subterfuge to avoid the obligations of this Article 14; (b) Tenant gives Landlord at least ten (10) days' prior written notice of any such Transfer to a Permitted Transferee (which notice also contains evidence of the satisfaction of the requirements of clause (c) below); (c) such Permitted Transferee shall have, as of the effective date of any such Transfer, a tangible net worth (i.e., excluding goodwill, patents, trademarks, organization costs and other intangible assets), computed in accordance with generally accepted accounting principles consistently applied and certified to Landlord by Tenant's certified public accountant, which are sufficient to meet the obligations of Tenant under this Lease; (d) any such Transfer shall be subject (and, in the case of a subletting, subordinate) to all of the terms and provisions of this Lease, and such Permitted Transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such Transfer, all the obligations of Tenant under this Lease, other than the amount of rent payable by Tenant with respect to a subletting; (e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease; and (f) the Permitted Transferee has sufficient experience in successfully operating the Permitted Use and continues to operate the Permitted Use under a trade name reasonably approved by Landlord. A Permitted Transferee shall also include the transferee following the date Tenant becomes a publically traded company on a nationally recognized stock exchange. The provisions of this Section 14.7 shall not apply to any Transfer by a Transferee unless such Transferee acquired its interest hereunder as a Permitted Transferee. "Control," as used in this Section 14.7, shall mean the ownership, directly or indirectly, of at least twenty-five percent (25%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least twenty-five percent (25%) of the voting interest in, any person or entity.

4066691v5 -23- ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES 15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. 15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15 and Section 8.3, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, signs, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises or Building resulting from such removal. ARTICLE 16 HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease and (ii) a percentage equal to one hundred fifty percent (150%) during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and two hundred percent (200%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from

4066691v5 -24- such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. ARTICLE 17 ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in such form as may be reasonably required by Landlord: (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults if they are claimed); and (c) containing such other matters as are set forth in such form. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Building. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and a financial statement of the year prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. ARTICLE 18 SUBORDINATION This Lease shall be subject and subordinate to all present and future ground leases, overriding leases and underlying leases affecting any or all of the Building, and each of the terms, covenants and conditions thereto ("Superior Leases"), and to all liens of any mortgage, trust deed or other encumbrances now or hereafter affecting any or all of the Building, and each of the terms, covenants and conditions thereto ("Superior Mortgages"), and to all renewals, extensions, modifications, consolidations and replacements of any Superior Mortgages, and to all advances made or hereafter to be made upon the security of any Superior Mortgages, unless the holders of such Superior Mortgages or the lessors under such Superior Leases, require in writing that this Lease be superior thereto. If a lessor under any Superior Lease or the holder of any Superior Mortgage, or their respective successors in interest, or purchaser, succeeds to the rights of Landlord under this Lease (any party so succeeding to Landlord’s rights herein called a "Successor Landlord"), whether through the foreclosure of a Superior Mortgage or deed in lieu thereof (or if any ground lease is terminated) or by any other means, then Tenant shall attorn to any such Successor Landlord upon the occurrence thereof, if so requested to do so by such Successor Landlord, and to recognize such Successor Landlord as the lessor under this Lease. Landlord's interest herein may be assigned as security at any time to any lienholder. The provisions of this Article 18 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord (or the holder of any Superior Mortgage or the lessor under any Superior Lease) may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such Superior Leases or Superior Mortgage.

4066691v5 -25- ARTICLE 19 DEFAULTS; REMEDIES 19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant: 19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within three (3) business days after notice; or 19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Tenant (other than a failure described in the other subsections of this Section 19.1) where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or 19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days; or 19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 10, 14, 17 or 18 of this Lease where such failure continues for more than seven (7) business days after notice from Landlord; or 19.1.5 Tenant's failure to open for business or continuously operate for the Permitted Use in violation of Section 5.1.3 above; 19.1.6 If the Permitted Use involves the sale and/or preparation of food, Tenant's failure to maintain a health department rating of "A" (or such other highest health department or similar rating as is available), which failure continues for more than thirty (30) days; or 19.1.7 Tenant's failure to maintain all Liquor Licenses and to comply at all times with Applicable Laws, mitigations measures and conditions of approval related to the sale of alcoholic beverages; or 19.1.8 Any default by Tenant beyond applicable notice and cure periods under the Parking License.

4066691v5 -26- The notice periods provided herein are in addition to any notice periods provided by law. 19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. 19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following: (a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law. The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). 19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due. 19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

4066691v5 -27- 19.3 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease. 19.4 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. ARTICLE 20 COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied. ARTICLE 21 LETTER OF CREDIT 21. Letter of Credit. (i) Concurrently with Tenant's delivery of an executed copy of this Lease to Landlord, as security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, Tenant shall deliver to Landlord a letter of credit in the amount of the LC Amount in favor of Landlord and effective immediately upon issuance (the "Letter of Credit"). The Letter of Credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be consistent with and shall satisfy all of the following requirements: (1) the Letter of Credit shall be clean, irrevocable and unconditional; (2) the Letter of Credit must be issued by a national bank which is a member of the New York Clearing House and which has a banking office dedicated to the administration and payment of letters of credit in the State of California, which bank must be satisfactory to Landlord in its sole and absolute discretion; (3) the Letter of Credit shall have an expiration date no earlier than the first anniversary of the date of its issuance and shall provide for its automatic renewal from year to year unless terminated by the issuing bank by notice to Landlord given not less than sixty (60) days prior to its

4066691v5 -28- expiration date by registered or certified mail (and the final expiration date of the Letter of Credit and all renewals of it shall be no earlier than sixty (60) days following the end of the Lease Term); (4) the Letter of Credit may be drawn at the State of California banking office of the issuer and must allow for draws to be made at sight pursuant to a form of draw request which has been approved by Landlord; (5) the Letter of Credit must allow for one draw in the whole amount or multiple partial draws (and Landlord shall not, as a condition to any draw, be required to deliver any certificate, affidavit or other writing to the issuer expressing the basis for the draw; nor shall the issuer have the right to inquire as to the basis for the draw or require instruction or authorization from any party other than Landlord; nor shall issuer be permitted to withhold a draw, when requested by Landlord, as a result of any instruction from any other party); (6) the Letter of Credit shall be freely transferable by Landlord; (7) the Letter of Credit shall be governed by (A) the International Standby Practices (SP 98 published by the International Chamber of Commerce and (B) the United Nations Convention on Independent Guarantees and Standby Letters of Credit; and (8) the Letter of Credit shall otherwise be in such form and shall be subject to such requirements as Landlord may require. Without limiting the generality of the foregoing, the Letter of Credit must be issued by a bank or financial institution acceptable to Landlord (x) that is chartered under the laws of the United States, any state thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation, (y) whose long-term debt ratings on bank level senior debt obligations are rated in not lower than the second highest category by at least two of Fitch Ratings Ltd. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") or their respective successors (the "Rating Agencies") (which, as of the date hereof, shall mean AA from Fitch, Aa from Moody's or AA from S&P), and (z) which has a short-term deposit rating at the bank level in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody's and A-1 from S&P). Failure of Tenant to timely deliver the Letter of Credit shall constitute a material default by Tenant under this Lease. In addition, at Landlord's sole election, timely delivery of the Letter of Credit shall be treated as a condition subsequent to the effectiveness of this Lease such that this Lease shall be voidable by Landlord by written notice to Tenant if timely delivery of the Letter of Credit does not occur. Such condition shall be for the sole benefit of Landlord and may only be waived by Landlord. (ii) Landlord may draw on the Letter of Credit, in whole or in part at Landlord's election, without advance notice to Tenant at any time or from time to time on or after (1) the occurrence of any default, or (2) if Tenant, or anyone in possession of the Premises (or any portion thereof) through Tenant, holds over after the expiration or earlier termination of this Lease, or (3) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, or (4) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, or (5) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant. Tenant hereby waives the provisions of any law, now or hereafter in effect, which limits the manner in which Landlord may apply sums drawn from the Letter of Credit, it being agreed that Landlord may apply such amounts towards any sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the issuing bank; (ii) Tenant is not a third party beneficiary of such contract; and (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, if Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

4066691v5 -29- (iii) In addition, if at any time the bank or financial institution that issues the Letter of Credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if there is a material adverse change in the financial or business condition of the bank or financial institution from the date of this Lease, as reasonably determined by Landlord, then following written notice from Landlord, Tenant shall have ten (10) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such ten (10) day period, then notwithstanding anything to the contrary herein, Landlord may treat the same as an immediate event of default without any additional notice and cure period, and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit, and such amount shall be held by Landlord for application, at Landlord's election, to future sums owing to Landlord under the Lease, in such order and priority as Landlord elects in its absolute discretion. (iv) Landlord may apply any sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn on the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds for application, at Landlord's election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. Any unused proceeds need not be segregated from Landlord's other assets. Tenant shall, within ten (10) days after Landlord's demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an immediate event of default pursuant to Section 19.1 above. If Tenant restores the Letter of Credit to its original amount in accordance with the terms and conditions contained herein, then Landlord shall promptly return to Tenant the amounts previously drawn and not yet applied by Landlord. (v) Additionally, Landlord's draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under Applicable Law and shall not be construed as a payment of liquidated damages. If no event of default pursuant to Section 19.1 above exists under this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due the Landlord shall be repaid to Tenant, without interest, within thirty (30) days after the expiration or termination of the Lease Term, delivery of possession of the Premises by Tenant to Landlord in accordance with this Lease, and the satisfaction by Tenant of all of its obligations under the Lease. On any request by Landlord made during the Lease Term, Tenant shall cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord, at Landlord's cost. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement. (vi) Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security

4066691v5 -30- Deposit Laws") shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. (vii) On any request by Landlord made during the Term, Tenant shall, at no material cost to Tenant, cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall, at no material cost to Tenant, cooperate in obtaining the issuance of a replacement. (vii) Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect. (viii) In the event of a voluntary sale or transfer of Landlord's estate or interest in the Premises and/or Building, Landlord shall transfer the Letter of Credit to the vendee or the transferee (to the extent not required to satisfy obligations of Tenant to Landlord), Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall cooperate in effecting such transfer (at no material cost to Tenant, but without limiting Tenant's responsibility for any transfer fees). (ix) No mortgagee or purchaser of any or all of the Premises at any foreclosure proceeding brought under the provisions of any mortgage shall (regardless of whether the Lease is at the time in question subordinated to the lien of any mortgage) be liable to Tenant or any other person for any or all amounts drawn against the Letter of Credit or any other payment made by Tenant under the provisions of this Lease), unless Landlord has actually delivered it in cash to such mortgagee or purchaser, as the case may be. ARTICLE 22 SIGNS 22.1 Signage and Other Items. Tenant's identifying signage shall be installed by Tenant, at Tenant's sole cost and expense, and such signage shall strictly comply with the applicable provisions of the municipal code of Los Angeles, California, as well as the Building's standard signage program (collectively, the "Sign Program") and all Applicable Laws (defined below), and shall be subject in all respects to Landlord's prior written approval. Tenant shall utilize a sign contractor reasonably approved by Landlord for the fabrication and installation of all exterior signs. Any signs, notices, logos, pictures, names or advertisements (collectively referred to herein as "Signs") which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant shall not, without the prior written consent of Landlord, (i) affix any window or door lettering, sign decoration or advertising matter or any type of sun screen, tinting, film, solar screen or similar product to any window or door glass of the Premises, or (ii) erect or install any Signs, window or door lettering placard, decoration, or advertising media of any type which is visible from the exterior of the Premises, . Any permitted Signs under this Section 22.1 shall comply with all applicable ordinances of governmental and quasi-governmental agencies. All permitted Signs shall be maintained, repaired or replaced, as necessary, by Tenant at its expense in order to keep the Signs in first-class condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Signs and Tenant shall repair any damage to the Premises, inside or outside, resulting from the erection, maintenance or removal of any Signs.

4066691v5 -31- ARTICLE 23 COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental or quasi-governmental rule, regulation, directive or requirement (whether at the federal, State, County or municipal level) now in force or which may hereafter be enacted or promulgated, any matters of record pertaining to the Building, and any current or future requirements associated with any entitlements, permits, specifically including, without limitation, conditional use permits relating to the sale and dispensing of alcoholic beverages, or other approvals with respect to the Building (collectively, "Applicable Laws"). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws (including the making of any alterations to the Premises required by Applicable Laws). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. In addition, Tenant shall, at Tenant's sole cost and expense, comply with the terms and conditions of any transportation demand management program (or similar program or directive) established or approved by any governmental authority with jurisdiction over the Building or any entitlements granted in connection therewith. The parties acknowledge that the Premises is currently subject to that certain Conditional Use and Zone Variance, Case NO. ZA 2010-0103(CUB)(ZV), Landlord is in the process of extending such permit and Tenant agrees to cooperate with Landlord in such effort, at no cost to Tenant, and comply with the terms of such permit, as the same may be extended and any replacement or similar permit affecting the Property in the future. Landlord hereby discloses to Tenant, in accordance with California Civil Code Section 1938, and Tenant hereby acknowledges that the Premises have not undergone an inspection by a Certified Access Specialist (CASp) to determine whether the Premises meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of the foregoing, and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree as follows: (i) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, subject to Landlord's rules and requirements; and (ii) Landlord shall have no obligation to perform any work or repairs identified in any such CASp inspection; and (iii) to the extent that any work, repairs, replacements, or improvements are recommended or required by the CASp (or otherwise required as a result of any such CASp inspection or anything done by Tenant in its use or occupancy of the Premises), then, at Landlord's election, Tenant shall be required to perform the same at Tenant's sole cost and expense (subject to the terms and conditions of Article 8 above, including Landlord's right to approve of detailed plans and specifications in advance); provided, however, Landlord shall have the option to perform any or all of the foregoing at Tenant's sole cost and expense (with

4066691v5 -32- Tenant to reimburse Landlord upon demand for the costs and expenses incurred by Landlord in performing the same). ARTICLE 24 LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the "Interest Rate." For purposes of this Lease, the "Interest Rate" shall be an annual rate equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Law. ARTICLE 25 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent (except as otherwise provided herein). If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of statements therefor sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Article 25. ARTICLE 26 ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other Applicable Laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 26, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the

4066691v5 -33- manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises, nor shall such entry subject Landlord to any liability or damages or entitle Tenant to any abatement of Rent. ARTICLE 27 PARKING 27.1 Employee Parking. Tenant shall have the right to the amount of unreserved parking spaces set forth in Section 10 of the Summary, all of which parking spaces shall be for the use of Tenant's employees in those portions of the Building's parking facilities designated from time to time by Landlord as employee parking areas for Tenant's employees as shown on Exhibit H attached hereto. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking spaces. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant's causing its employees to comply with such rules and regulations and to park only in areas designated for employee parking, and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the parking facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the parking facilities for purposes of permitting or facilitating any such construction, alteration or improvements. The parking spaces are provided to Tenant solely for use by Tenant's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. 27.2 Parking License. Within forty-five (45) days following the mutual execution and delivery of this Lease, Landlord intends to enter into a parking lease with respect to that certain parking lot located at 3720 W. Sunset Blvd., Los Angeles, CA 90026 (the "Parking Lease"). The Parking Lease shall be substantially in the form of that attached hereto as Exhibit I. Within three (3) business days following the mutual execution and delivery of the Parking Lease, Landlord and Tenant shall enter into a separate license agreement with respect to such Parking Lease (the "Parking License") providing for Tenant's license of certain parking spaces more particularly described in the Parking Lease subject, among other things, to Tenant's compliance with all of the terms and conditions of such Parking Lease and Parking License and payment of all monetary amounts due thereunder. The Parking License shall be in the form of that attached hereto as Exhibit J. ARTICLE 28 MISCELLANEOUS PROVISIONS 28.1 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to

4066691v5 -34- the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease. 28.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease. 28.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. 28.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease first accruing after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer, and Tenant shall attorn to such transferee. 28.5 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect. 28.6 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. 28.7 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law. 28.8 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 28.8 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective

4066691v5 -35- partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. 28.9 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto (including, without limitation, any confidentiality agreement, letter of intent, request for proposal, or similar agreement previously entered into between Landlord and Tenant in anticipation of this Lease) or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language. The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman. 28.10 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental delays or actions (beyond the time period customarily required to obtain approval of a building permit or certificate of occupancy or its substantial equivalent allowing the legal use of the Premises), civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. 28.11 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease. 28.12 Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. Any such Notice shall be delivered (i) to Tenant at the appropriate address set forth in Section 11 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the

4066691v5 -36- date of receipted delivery, of refusal to accept delivery, or when delivery is first attempted but cannot be made due to a change of address for which no Notice was given. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default (but in no event less than thirty (30) days following such mortgagee or ground or underlying lessor's receipt of such notice) prior to Tenant’s exercising any remedy available to Tenant. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail. 28.13 Authority. If Tenant is a corporation, trust, partnership or limited liability company, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after written request therefor, deliver to Landlord satisfactory evidence of such authority, good standing in Tenant's state of formation and qualification to do business in California. 28.14 Attorneys' Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. 28.15 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. 28.16 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 13 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of a separate commission agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

4066691v5 -37- 28.17 Counterparts. This Lease may be executed in counterparts and delivered electronically with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease. 28.18 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants. 28.19 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building and/or the Premises including without limitation the parking structure, Building common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with Applicable Laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent or damages from Landlord. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. 28.20 Development of the Building. Tenant acknowledges that portions of the Building may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. 28.21 Hazardous Substances. Tenant shall not cause or permit any hazardous materials to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Building by Tenant, its agents, employees, contractors, affiliates, sublessees or invitees. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine operations (such as printer toner and copier toner). At any time following Tenant's receipt of a request from Landlord, Tenant shall promptly complete a "hazardous materials questionnaire" using the form then provided by Landlord.

4066691v5 -38- 28.22 Joint and Several. If there is more than one person or entity constituting Tenant: (i) the obligations imposed upon such persons or entities under this Lease shall be joint and several; and (ii) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of such persons and entities with the same force and effect as if each and all of them had so acted or signed, or given or received such notice. 28.23 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises. 28.24 Project Identification. Tenant shall not use, publish or distribute any pictorial or other representation of the Building, or it name or logo by any means, without the prior written consent of Landlord. 28.25 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building. 28.26 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. 28.27 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary. Further, notwithstanding the foregoing, in the event that Landlord fails to make any repairs to the Premises which Landlord is required to make pursuant to the terms of this Lease (which failure to repair materially and adversely affects Tenant's use of the Premises) within thirty (30) days after written notice from Tenant (or five (5) days after written notice in the case of an emergency involving the likelihood of imminent harm to person or material damage to property), then Tenant may give Landlord an additional five (5) business days written notice (or additional one (1) business day's written notice in the case of emergency as described above) (such additional notice, a "Self-Help Notice") specifying that Tenant is going to take such required action (which notice must describe in detail the action required of Landlord pursuant to this Lease, and state in the subject line in boldface, ALL CAPS, 12-point or greater font, that "LANDLORD'S ATTENTION IS REQUIRED. IF LANDLORD FAILS TO COMMENCE PERFORMANCE OF ITS OBLIGATIONS WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THE DATE OF THIS NOTICE, TENANT SHALL EXERCISE ITS "SELF-HELP" REMEDY PURSUANT TO SECTION 29.27 OF THE LEASE"; provided, that in the event of an emergency as described above, such Self-Help Notice shall provide for a one (1) business day response deadline, as opposed to five (5) business days). If Landlord has not commenced to repair such problem (or reasonably objected to the required action described in Tenant's notice) within such five (5) business day period (or one (1) business day period in the case of an emergency) after receipt of the Self-Help Notice from Tenant (which Self-Help Notice must conform with the foregoing requirements), then Tenant shall have the right to perform the required action of Landlord

4066691v5 -39- and, provided that Landlord has not reasonably disputed or objected to the required action described in Tenant's notice, Landlord shall reimburse Tenant for the actual and reasonable costs thereof (except to the extent Tenant would otherwise ultimately have been responsible for such costs under this Lease, including through Operating Expenses) within sixty (60) days after presentation of a reasonably detailed invoice demonstrating the expenses incurred by Tenant. In the event Tenant takes such action, and such work may affect the structure, systems or exterior appearance of the Building, then Tenant shall use only those contractors used by Landlord in the Project for such work. All work performed by Tenant pursuant to this Section 28.27 shall be subject to all of the terms and conditions of this Lease (including, without limitation, Article 8), except that Landlord's consent shall not be required (to the extent the other provisions of this paragraph have been complied with by Tenant). In no event shall Tenant be entitled to offset any amounts owed by Landlord to Tenant under this Lease against Tenant's obligations to Landlord. 28.28 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. 28.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. 28.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation. 28.31 Guaranty. This Lease is subject to and conditioned upon Tenant delivering to Landlord, concurrently with Tenant's execution and delivery of this Lease, a guaranty (a "Guaranty") in the form attached hereto as Exhibit G, which guaranty shall be fully executed by and binding upon the Guarantor identified in Section 16 of the Summary (the "Guarantor"). Tenant hereby expressly waives any and all of the benefits under the second sentence of California Civil Code Section 2822(a) with respect to the Guaranty, and agrees that Landlord (not Tenant) may designate the portion of Tenant's Lease obligations that are satisfied by a partial payment by Tenant. 28.32 Effectiveness of Lease. Landlord and Tenant hereby acknowledge that the Premises is currently occupied by a third party pursuant to an existing lease (the "Existing Lease"). Notwithstanding the full execution and delivery of this Lease between Landlord and Tenant, this Lease is expressly conditioned upon the termination of the Existing Lease, which shall occur following the full execution and unconditional delivery (i.e., no conditions to the effectiveness of such termination agreement) of a lease termination agreement with respect to the Existing Lease, in a manner acceptable to Landlord in its sole and absolute discretion. Unless the parties hereto mutually agree otherwise in writing, if (i) Landlord determines that it will not be able to terminate the Existing Lease on terms and conditions acceptable to Landlord in its sole discretion within forty-five (45) days from the date all parties hereto execute this Lease, or (ii) the Parking Lease is not mutually executed and delivered within forty-five (45) days from

4066691v5 -40- the date all parties hereto execute this Lease, then either party may terminate this Lease with respect to the Premises upon written notice to the other party, to be given no later than fifty (50) days from the date all parties hereto execute the Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord's inability or failure to deliver, or Landlord's delay in delivering, the Premises to Tenant. Provided this Lease has not previously been terminated pursuant to the terms of this Section 28.32, the date upon which the Existing Lease has been terminated and the Parking Lease mutually executed and delivered shall be deemed to be the "Effective Date". Notwithstanding any language to the contrary in the Lease, the parties hereby agree that the first month’s Base Rent, the first month’s Additional Rent, and the Letter of Credit will not be due at the time of Tenant’s execution and delivery of this Lease, but will be due within five (5) business days from the date that Landlord notifies Tenant that the Effective Date has occurred. [Signature page follows]

4066691v5 Signature Page IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written. "LANDLORD": SRT LA RETAIL, LLC, a Delaware limited liability company By: Name: Its: "TENANT": INTENT TO DINE, LLC, a Delaware limited liability company By: Name: Sara Sedlacek Its: Manager "GUARANTOR" 1334 Partners LP By: Name: Sara Sedlacek Its: Manager Dated: 5/25/2021 Andrew Batinovich President

4066691v5 EXHIBIT A -1- EXHIBIT A DEPICTION OF BUILDING

4066691v5 EXHIBIT A-1 -1- EXHIBIT A-1 DEPICTION OF PREMISES

4066691v5 EXHIBIT A-2 -1- EXHIBIT A-2 DEPICTION OF PATIO AREA PATIO AREA

4066691v5 EXHIBIT B -1- EXHIBIT B WORK LETTER 1. Landlord's Initial Construction of the Premises. The Premises has been previously improved and is leased to Tenant by Landlord, other than as set forth in this Paragraph 1 of this Work Letter, on an "AS-IS" basis. Subject to Section 5 of this Work Letter below, no further obligation of Landlord exists with respect to construction within or about the Premises. Landlord may provide additional items of construction or utility services for the Premises at Tenant's sole cost and expense, except that separate metering costs shall be at Landlord’s expense. The "Base Building" shall consist of those portions of the Premises which were in existence prior to the construction of tenant improvements in the Premises pursuant to this Work Letter. Tenant acknowledges that Tenant has had the opportunity to inspect the Premises and to observe the personal property located in the Premises as of such date. Landlord hereby agrees to keep the two items of personal property set forth on Schedule 2 attached hereto (the two walk-in refrigerator units) in the Premises and deliver the same to Tenant in good working order, together with the Premises and effective as of the Effective Date of the Lease, Landlord shall be deemed to have granted, sold, conveyed, transferred and delivered to Buyer any and all of Landlord's right, title, and interest in and to such personal property set forth on Schedule 2, as well as the personal property identified in Schedule 3 attached hereto. Tenant agrees to remove that item of personal property set forth on Schedule 1 hereto (the Living Wall art piece in the former Kettle Black space) provided that Landlord agrees to reimburse Tenant for all reasonable out-of-pocket third party costs incurred by Tenant to remove the same. The parties acknowledge that Tenant shall take title to such personal property “AS IS” and “WHERE IS” without any representation or warranty whatsoever from Landlord, other than as set forth in this Paragraph 1 of this Work Letter, and Landlord disclaims any express or implied warranties, including, without limitation, any warranty of merchantability or fitness for a particular use of any such personal property. Landlord hereby represents that, as of the Effective Date (the "Representation Date"), (i) the roof and structural elements of the Building, the HVAC systems serving the Premises, and the personal property described in Schedule 2, shall be in good working order and free of material defects, in accordance with the terms set forth in the inspection reports delivered to Tenant prior to the Effective Date of this Lease (ii) the Premises shall be free of mechanics' liens, and (iii) the Premises' restrooms and Building access through the main Sunset Boulevard entrance shall be in compliance with the Americans with Disabilities Act, provided, however, if Tenant does not deliver written notice to Landlord of any material breach of such representation within one hundred eighty (180) days following the Representation Date, then Tenant shall be deemed to have inspected and accepted the foregoing items in their present condition. If a material breach of the foregoing representation exists, and Tenant timely (i.e., within one hundred eighty (180) following the Representation Date) delivers written notice to Landlord setting forth in reasonable detail a description of such material breach, Landlord shall, as Tenant's sole and exclusive remedy, rectify the same at Landlord's expense (provided, however, in no event shall Landlord be responsible for any damages or defects existing as a result of any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, all of which shall be the sole responsibility of Tenant). Landlord shall also furnish to Tenant inspection reports relating to the roof and HVAC systems serving the Premises on or before the Effective Date. Notwithstanding the foregoing, Tenant shall have a period of thirty (30) days following the Effective Date to notify Landlord regarding the extent to which, if any, Tenant determines that two (2) walk-in refrigerator units are not in good working order (with any such notice to include reasonable documentation to support such claim). Landlord will effectuate any repair work reasonably determined

4066691v5 EXHIBIT B -2- by Landlord to be required based on its review of such supporting documentation (and will use its commercially reasonable efforts to obtain commercially available warranties with respect to such work). 2. Plans and Specifications. Within thirty (30) days after the date of this Lease, Tenant shall submit to Landlord construction plans and specifications for the improvements to be constructed or installed in the Premises ("Improvements"). Tenant shall employ a licensed architect reasonably approved by Landlord, to prepare plans which are professional, complete and in compliance with governing laws, codes and ordinances and any covenants, conditions and restrictions which encumber the Building ("CC&Rs"). Thereafter, Landlord will either reasonably approve or disapprove the plans and specifications. The plans and specifications as approved by Landlord shall be defined as the "Approved Construction Plans". If for any reason Approved Construction Plans are not finalized within thirty (30) days after the date of this Lease, then Landlord shall give five days’ notice to Tenant requesting a final meeting with Landlord to attempt to resolve the issues which are preventing the plans from being finalized. If by the end of that meeting the plans are not finalzed, then at its option, may terminate this Lease by written notice to Tenant. Approved Construction Plans are not a representation by Landlord that they are in compliance with the requirements of the CC&Rs or governing authorities, and it shall be Tenant's responsibility to meet and comply with the CC&Rs and all Federal, State, and local law and code requirements. 3. Payment for Improvements; Changes in Improvements. Tenant shall construct the Improvements at its sole cost and expense. In addition, no changes to the Approved Construction Plans shall be made without the written consent of Landlord. Any additional charges, expenses or costs including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering, construction and other similar services arising by reason of any subsequent change in the Approved Construction Plans made at the request of Tenant shall be the sole cost and expense of Tenant and shall be paid by Tenant to Landlord prior to the performance of the work. 4. Requirements Relating to Improvements. 4.1 All of Improvements in the Premises shall be strictly in accordance with the Approved Construction Plans, the CC&Rs and all governing laws, codes and ordinances. Tenant shall obtain, at its sole cost and expense, permits and approval from all authorities for the Improvements and shall furnish Landlord with a copy of said permits prior to commencement of construction. 4.2 Landlord shall also have the right to reasonably approve all subcontractors. Tenant shall then enter into a construction contract with the selected contractor to construct the Improvements, which contract will permit an assignment to Landlord, at Landlord's election, upon a default by Tenant under the Lease. Tenant shall be responsible for all aspects of coordinating the construction management, including obtaining and paying for utilities consumed during construction. 4.3 Tenant agrees to cooperate and comply with all reasonable rules and regulations which Landlord, its architect or contractor make in connection with Tenant's construction of the Improvements. Additionally, Tenant agrees to cause its contractor to agree, in writing, to comply with such rules and regulations. 4.4 Prior to commencement of construction of the Improvements, Tenant shall furnish Landlord with (i) evidence that Tenant has satisfied the insurance requirements of Article 11 of this Lease, (ii) a certificate of its general contractor's, subcontractors' and vendors' workers' compensation, and liability insurance, with commercialy reasonable policy limits as required by Landlord and all of which

4066691v5 EXHIBIT B -3- shall name Landlord and any other party that Landlord requests as an additional insured, and (iii) a certificate of insurance evidencing its architect's and engineers' professional liability insurance or errors and omissions insurance (as appropriate). 4.5 Within the earlier of thirty (30) days after completion of construction of the Improvements, or ten (10) days after Tenant's opening for business, Tenant shall deliver to Landlord the following items: (a) the original of the Certificate of Occupancy for the Premises issued by the appropriate governmental agency; (b) copies of all mechanics' lien releases or other lien releases relating to the Improvements, notarized and unconditional, in such form as Landlord shall have pre-approved; (c) if required by Landlord, a copy of Tenant's recorded valid Notice of Completion; (d) if required by Landlord, copies of all building permits indicating inspection and approval by the issuer of said permits; (e) if required by Landlord, an architect's certification that the Premises have been constructed in accordance with Approved Construction Plans and are one hundred percent (100%) complete; (f) if required by Landlord, copies of all guaranties, warranties and operations manuals issued by the contractors and suppliers of the Improvements, which guaranties and warranties shall inure to the benefit of both Landlord and Tenant; and (g) if required by Landlord, a field-grade set of as-built plan for the Improvements. 5. Landlord Work. Landlord shall, on a one-time basis only, following the Lease Commencement Date, using Building standard materials, guidelines, specifications and procedures (except to the extent otherwise mutually agreed upon by Landlord and Tenant), provide an access door from the rear parking lot into the Patio Area to facilitate wheelchair access (the "Landlord Work"). The exact scope and specifications of each element of the Landlord Work shall be mutually acceptable to Landlord and Tenant. Notwithstanding the foregoing or anything to the contrary herein, Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with the Landlord Work (including, without limitation, hard and soft construction costs and construction management and oversight fees) to the extent such costs and expenses exceed $35,000.00 in the aggregate ("Landlord's Maximum Contribution"), and Tenant shall pay any such excess costs or expenses to Landlord upon demand (which demand may be made by Landlord from time to time, including prior to the commencement of construction of the Landlord Work based on Landlord's estimate of the cost thereof). In the event that the cost and expenses of the Landlord Work are less than Landlord's Maximum Contribution, then Landlord shall retain any such difference as Landlord's sole and separate property. Notwithstanding anything to the contrary herein, in no event shall Landlord be required to incur costs or expenses in connection with the Landlord Work in excess of Landlord's Maximum Contribution. Tenant shall not (and Tenant shall ensure that its agents, employees and contractors do not) interfere with the performance of the Landlord Work and shall cooperate with Landlord in connection with the performance of the Landlord Work, including, without limitation, by moving any equipment and other property which Landlord or its contractor may request be moved. Landlord shall be permitted to perform the Landlord Work during Tenant's occupancy of the Premises during normal business hours (or any hours), without any obligation to pay overtime or other premiums. Tenant hereby agrees that the performance of the Landlord Work shall in no way constitute a constructive eviction of Tenant, or entitle Tenant to any abatement of rent payable pursuant to the Lease. Landlord shall have no responsibility for, or for any reason be liable to Tenant for, any direct or indirect injury to or interference with Tenant's business arising from the performance of the Landlord Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the performance of the Landlord Work or Landlord's or Landlord's contractor's or agent's actions in connection with the performance of the Landlord Work, or for

4066691v5 EXHIBIT B -4- any inconvenience or annoyance occasioned by the performance of Landlord Work or Landlord's or Landlord's contractor's or agent's actions in connection with the performance of the Landlord Work. Tenant shall be responsible for any increase in the cost of performing the Landlord Work resulting from any act or omission of Tenant or any agent, employee, contractor, licensee or invitee of Tenant (such amounts payable upon demand from time to time). In addition, should Tenant request any change in the scope of the Landlord Work, then Tenant shall, subject to Landlord's Maximum Contribution, be responsible for all costs and expenses incurred by Landlord in connection therewith (payable upon demand).

4066691v5 EXHIBIT B -5- Schedule 1 The Living Wall Art Piece in the former Kettle Black Space

4066691v5 EXHIBIT B -6- Schedule 2 The two (2) Walk-In Refrigerator Units [AWAITING FURTHER INFORMATION]

4066691v5 EXHIBIT B -7- Schedule 3

4066691v5 EXHIBIT B -8- Schedule 3 (continued)

4066691v5 EXHIBIT C -1- EXHIBIT C OPERATING EXPENSE DEFINITIONS 1.1 Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit C, the following terms shall have the meanings hereinafter set forth: 1.1.1 "Direct Expenses" shall mean (i) "Operating Expenses," "Tax Expenses" and "Utilities Costs" attributable to the Building. 1.1.2 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change. 1.1.3 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays, accrues or incurs during any Expense because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Building (collectively, the "Shared Expenses Areas"), or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied, provided that in no event shall property management fees exceed two percent (2%) of gross revenue for the Building. Operating Expenses shall not include structural costs, roof replacement costs, or other capital expenses (including parking lot replacement costs). 1.1.4 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Shared Expense Areas, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Shared Expense Areas, or any portion thereof. Tax Expenses shall include, without limitation, any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Shared Expense Area's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Any costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses

4066691v5 EXHIBIT C -2- and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Exhibit C for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained herein (except as set forth above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Shared Expense Areas), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.2 of the Lease. Tenant may not institute proceedings to reduce Tax Expenses or seek a refund. 1.1.5 "Tenant's Share" shall initially mean the percentage set forth in Section 6 of the Summary. Tenant's Share is calculated by dividing the number of rentable square feet of the Premises by the number of rentable square feet of the Building. The current rentable square footage of the Building is set forth in Section 2.1 of the Summary. In the event the rentable square footage of the Building is re- measured, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect. Notwithstanding anything to the contrary in this Lease, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building that includes the Premises or that varies with occupancy or use. 1.1.6 "Utilities Costs" shall mean all actual charges and costs for utilities for the Shared Expense Areas which Landlord shall pay or incur during any Expense Year, including, but not limited to, the costs of water, sewer, electricity, natural gas and propane, and the costs of HVAC (including the cost of electricity to operate the HVAC air handlers) and other utilities (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company) as well as related fees, assessments and surcharges. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Shared Expense Areas under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Shared Expense Areas or any portion thereof, including any CC&Rs. 1.2 Calculation and Payment of Additional Rent. 1.2.1 Statement of Estimated Direct Expenses. Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth in general major categories Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then- current Expense Year shall be. Tenant shall pay one-twelfth (1/12th) of Tenant's Share of the Estimate to Landlord in monthly installments commencing on the Lease Commencement Date and continuing thereafter on the first day of each calendar month; however, if the Lease Commencement Date is not the

4066691v5 EXHIBIT C -3- first (1st) day of the month, then the first installment shall be prorated in the manner provided in Section 3.1 of the Lease. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Exhibit C, nor shall Landlord be prohibited from revising any Estimate Statement theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of Tenant's Share of the Estimate for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 1.2.1). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, on the first (1st) day of each calendar month, an amount equal to one-twelfth (1/12th) of Tenant's Share of the total Estimate set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain records with respect to Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied. Landlord estimates that Tenant’s Share of the actual Direct Expenses for the first twelve (12) months of the Term will be $10,941.00 per month. Notwithstanding anything contained herein to the contrary, in no event shall Tenant's share of the actual Direct Expenses for the first twelve (12) months following the Lease Commencement Date exceed $11,025.00 per month. 1.2.2 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the "Statement") which shall state in general major categories the Direct Expenses incurred or accrued for such preceding Expense Year. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. If the statement shows that Tenant's Share of the actual Direct Expenses exceeds the amount of Direct Expenses paid by Tenant for such Expense Year, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the deficiency for such Expense Year, and if Tenant paid more than the actual Direct Expenses, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit C. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if a deficiency is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more than the actual Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 1.2.2 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant's Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant's Share of Direct Expenses which (x) were levied by any governmental authority or by any public utility companies, and (y) Landlord had not previously received an invoice therefor and which are currently due and owing (i.e., costs invoiced for the first time regardless of the date when the work or service relating to this Lease was performed), at any time following the Lease Expiration Date which are attributable to any Expense Year.

4066691v5 EXHIBIT D -1- EXHIBIT D NOTICE OF LEASE TERM DATES To: _______________________ _______________________ _______________________ _______________________ Re: Retail Lease dated ____________, 20__ between ____________________, a _____________________ ("Landlord"), and _______________________, a _______________________ ("Tenant") concerning Suite ______ on floor(s) __________ of the building located at ____________________________, ___________, California. Ladies and Gentlemen: In accordance with the Retail Lease (the "Lease"), we wish to advise you and/or confirm as follows: 1. That the Premises has been accepted herewith by the Tenant, that Landlord has tendered delivery of the Premises fully in accordance with the terms and conditions of the Lease (including, without limitation, with respect to any furniture, fixtures or equipment of the prior tenant of the Premises which this Lease requires be tendered to Tenant as part of the Premises), that the Premises is substantially complete in accordance with the Lease and that there is no deficiency in construction. 2. The Lease Term shall commence on or has commenced on ______________ for a term of __________________ ending on __________________. 3. Rent commenced to accrue on __________________, in the amount of ________________. 4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease. 5. Your rent checks should be made payable to __________________ at ___________________. 6. The exact number of rentable/usable square feet within the Premises is ____________ square feet.

4066691v5 EXHIBIT D -2- 7. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ________%. "Landlord": , a By: Its: Agreed to and Accepted as of ____________, 20__. "Tenant": a By: Its:

4066691v5 RESTAURANT RIDER Exhibit E-1 EXHIBIT E RESTAURANT RIDER ARTICLE 1 USE RESTRICTIONS 1.1 Tenant's Theme and Menu. Without limiting in any way the restriction in this Lease that the Premises be used only for the permitted use specified in the Lease, in no event shall Tenant use the Premises (or evolve the Permitted Use) in such a manner that such use would result in the primary theme, menu, food concept or ethnicity of the restaurant at the Premises violating any exclusive use granted by Landlord to other Tenants of the Building prior to, concurrent with or subsequent to the date of this Lease, provided that Tenant is notified of such exclusive use. Landlord agrees that that any concurrent or future exclusive use granted by Landlord to another tenant of the Building shall not prohibit the operation of the Permitted Use in the Premises. Tenant shall maintain the highest standards in quality and preparation. ARTICLE 2 EXHAUST SYSTEM/GREASE TRAP/GENERAL MAINTENANCE 2.1 Exhaust System. The Premises and the equipment contained therein must at all times be adequately ventilated and filtered and any odors must be exhausted and dispersed in a manner reasonably acceptable to Landlord. Tenant shall use all reasonable efforts to minimize noxious or objectionable odors in the Premises and to preclude any such odors from being emitted therefrom, and all noxious or objectionable odors and fumes from the Premises shall only be emitted through such kitchen exhaust systems for the Premises reasonably approved by Landlord and all applicable governmental agencies and installed by Tenant, at Tenant's sole cost and expenses as part of the Improvements and otherwise pursuant to Landlord's required specifications. Tenant shall keep such kitchen exhaust systems clean and operational at all times. Tenant shall, at Tenant's sole cost and expense, enter into and furnish to Landlord, a contract with a qualified service company for the regular (meaning not less frequently than monthly) cleaning, maintenance and the repair and replacement, as necessary, of any kitchen exhaust system serving the Premises; provided, however, if Tenant shall fail to furnish such a contract within five (5) business days after written notice from Landlord, Landlord may, in Landlord's sole discretion elect to enter into such maintenance and cleaning contracts for the exhaust system on behalf of Tenant in which event, the costs incurred by Landlord in connection with same shall be paid by Tenant as Additional Rent within ten (10) days after receipt of written notice therefor. Tenant shall be liable for the cost of any maintenance to or repairs of the Building as a result of Tenant's failure to comply with the terms and conditions of this provision. In addition, Landlord may require Tenant to install and operate a monitoring and suppression system for any noxious gases. Tenant agrees that the making of any maintenance, repairs and replacements by Landlord pursuant to this Section 2.1 is neither a re-entry nor a breach of any covenant of quiet enjoyment contained in the Lease, provided that Landlord complies with the provisions of Article 26 (Entry by Landlord). 2.2 Grease Trap System. If Tenant determines, in Tenant’s sole and absolute discretion, that Tenant is not and/or will not be a part of a Unified System (as described in Section 2.3 below), then Tenant shall, at Tenant's sole cost and expense, as part of the Improvements and in accordance with Exhibit "B", furnish and install grease traps, grease storage facilities and grease interceptors and other

4066691v5 RESTAURANT RIDER Exhibit E-2 similar equipment (collectively, the "Grease Traps") to exclusively serve the Premises. In connection with any Grease Traps installed by Tenant to exclusively serve the Premises pursuant to this Section 2.2, Tenant shall, at Tenant's sole cost and expense be responsible for maintaining, repairing and replacing same and shall enter into and furnish to Landlord, a contract with a qualified service company for the regular (meaning not less frequently than monthly) cleaning and maintenance of such grease traps and/or grease lines; provided, however, if Tenant shall fail to furnish such a contract within five (5) business days after written notice from Landlord, Landlord may, in Landlord's sole discretion elect to enter into such maintenance and cleaning contracts for the Grease Traps on behalf of Tenant in which event, the costs incurred by Landlord in connection with same shall be paid by Tenant as Additional Rent within ten (10) days after demand therefor. 2.3 Unified System. Landlord may elect to install a comprehensive or unified system of grease or other waste management or removal ("Unified System") for the common use of all or a portion of the Building (including the Premises). If Landlord installs a Unified System, the costs of the design of such system and its installation shall be recovered by means of the Unified System Installation Fee and the costs of maintenance, repair, and operation shall be a "Unified System Expenses" and Tenant shall pay a pro-rata of such Unified System Expenses as hereinafter set forth. Commencing on the Commencement Date and continuing thereafter throughout the Lease Term, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after demand therefor, it's pro rata share (as reasonably determined by Landlord) of the Unified System Expenses as hereinafter set forth. Tenant expressly acknowledges and agrees that the cost of cleaning any sewer blockage which has been, in Landlord's opinion, caused by introduction of grease, oil, or food waste into the sewer system by Tenants shall be included as a Unified System Expenses. Tenant shall pay an administrative fee not to exceed 10% of the annual cost of costs of maintaining, operating and repairing the Unified System, as part of the Unified System Expenses. Notwithstanding anything to the contrary contained in the Lease or this Section 2.3, any special type of grease removal system or interceptor required by Tenant or any applicable governmental authority shall be installed and maintained by Tenant at Tenant's sole cost and expense, in accordance with the terms and conditions set forth in Section 2.2 above. 2.4 General Maintenance Standards. The following supplements Article 7 of the Lease: In addition to the other covenants and obligations of Tenant concerning the maintenance of the Premises set forth in the Lease, Tenant shall, at Tenant's sole cost and expense, strictly comply with the following requirements: (a) Tenant shall remove grease from all exposed surfaces of the Premises daily. (b) All range hoods shall be protected by automatic extinguisher systems. (c) Tenant shall not place any grease or cooking oil into any trash compactor, normal garbage containers, floor drains, sink drains or toilets. (d) To the extent applicable, Tenant shall implement a daily treatment program to chemically degrease sewer and drainage lines located within the Premises, which treatment program shall be subject to Landlord's reasonable approval. (e) Tenant shall provide and use suitable grease and cooking oil containers.

4066691v5 RESTAURANT RIDER Exhibit E-3 (f) Tenant shall retain a dependable bonded degreasing service for the demised premises on a minimum monthly basis throughout the Lease Term to clean and degrease the entire kitchen area, ranges, cooking equipment, broilers, stoves, hoods, vents, exhaust and blower systems, filters and flue stack in the Premises and shall provide proof of service performed to the satisfaction of Landlord. (g) Tenant shall provide Landlord with all schedules for grease removal as required by the Lease. Tenant shall strictly comply with all such grease removal schedules and Landlord in its reasonable but sole judgment shall determine the adequacy of such compliance. (h) In addition to the foregoing, Tenant shall comply with any additional requirements Landlord may reasonably determine are required concerning grease maintenance or other special maintenance required in connection with the operation of Tenant's restaurant within the Building. (i) Tenant shall maintain all Tenant's motors and blowers whether or not within the Premises in such a manner as not to transmit noises or vibrations to any part of the Building (Tenant further agrees forthwith to repair on demand by Landlord any damage caused to the Building by such motors or blowers). (j) Tenant shall provide suitable water-tight receptacles for garbage and garbage procedures eliminating all garbage from the Premises on a regular and routine basis prior to their overflowing, and substituting a replacement container during the time period when containers are being emptied and at all times utilizing three (3) millimeter polyurethane liners in all lined trash containers. Said procedures shall ensure the transportation of garbage from the Premises without spillage to points of collection specified by Landlord. Any spillage of garbage shall be immediately cleaned by Tenant, and failure to do so shall allow Landlord to immediately clean said spillage at Tenant's expense. Tenant shall at all times utilize dumpsters or other disposal facilities approved and designated by Landlord. Tenant shall cause its exterior trash containers and dumpsters to be emptied daily unless Tenant, at its sole cost and expense, provides refrigerated trash storage. (k) Clean and wash daily all tables, chairs, dividers, fixtures, floor mats and furnishing used by Tenant with an approved detergent-disinfectant type of solvent to prevent build-up from food spills, dust, dirt, and other substances (floor mats shall not be washed or cleaned outside the Premises). (l) Clean any spills or waste in the Building occasioned by off-premises consumption of food and other items sold by Tenant promptly after its discovery or notice thereof. (m) Steam-clean all sidewalk areas within of the Patio Area adjacent to the Premises as necessary, but not less frequently than weekly, to remove all food particles grease and residue. Tenant's failure to strictly comply with the foregoing maintenance requirements shall constitute a default under the Lease (after written notice and expiration of applicable cure period), and Landlord shall have the right to exercise any or all remedies available for such default, including the right to perform any or all maintenance on Tenant's behalf and to charge Tenant for the costs of said maintenance plus an administrative fee of 10% of such costs.

4066691v5 RESTAURANT RIDER Exhibit E-4 ARTICLE 3 PEST CONTROL 3.1 Pest Control. Tenant, at Tenant's expense, shall maintain at all times throughout the Lease Term, a written service contract with a licensed, bonded professional pest and sanitation control service to perform inspection and services for the purposes of keeping the Premises constantly pest-free and vermin- free. Tenant agrees to co-operate fully in Landlord's pest control efforts including, but not limited to, (a) moving provisions, food stuffs and equipment during inspection and spraying by Landlord's exterminator, (b) maintaining the Premises in a clean, trash free (except as temporarily stored in trash receptacles) and sanitary condition, and (c) allowing exterminator to perform inspections and/or spraying. In the event Tenant refuses or fails to satisfy its obligations set forth in this Section 3.1, and such failure continues for a period of five (5)) business days after notice from Landlord, then the Landlord may, but shall not be obligated to, take such actions on Tenant's behalf in which event, the costs incurred by Landlord in connection with same shall be paid by Tenant as Additional Rent within ten (10) days after demand therefor. Landlord's right hereunder shall be cumulative and shall in no way restrict Landlord's other rights under the Lease or at law or in equity. Tenant agrees that the making of any maintenance, repairs and replacements by Landlord pursuant to this Section 3.1 is neither a re-entry nor a breach of any covenant of quiet enjoyment contained in the Lease, provided that Landlord complies with the provisions of Article 26 (Entry by Landlord). ARTICLE 4 HEALTH DEPARTMENT RATING 4.1 Health Department Rating. Landlord and Tenant hereby acknowledge that (a) the Lease would not have been entered into by Landlord but for the high-quality and first-class reputation of Tenant in the operation of the permitted use set forth in the Lease, and (b) the success of the Building will be significantly affected by the quality and reputation of the restaurant operations in the Building and, therefore, the character and quality of Tenant's operation are of paramount concern to Landlord and have greatly influenced Landlord's selection of Tenant. Accordingly, Tenant shall at all times during the Lease Term maintain a food service rating of "A" (or such other highest department of health or other applicable governmental authority having jurisdiction over the Premises (collectively, "Health Department") or similar rating as is available). If at any time during the Lease Term Tenant's food service rating as issued by the Health Department for public food service establishments or comparable rating agency shall fall below an "A" (or such other rating as may be available from the Health Department) and such failure continues for thirty (30) days after written notice by Landlord, then Tenant shall be deemed to be in material default of the Lease without the benefit of any additional cure period otherwise provided in the Lease. In addition, Tenant shall comply with all current and subsequently adopted Health Department and other governmental laws applicable to Tenant's operations in the Premises and shall promptly: (i) furnish or cause to be furnished to Landlord copies of all Health Department and other governmental reports, notices and citations issued with respect to the Premises; and (ii) cure or otherwise eliminate all deficiencies and violations noted by the Health Department and other governmental authorities and take all required actions to prevent the reoccurrence of such deficiencies and violations. ARTICLE 5 ALCOHOLIC BEVERAGES 5.1 Liquor License. Notwithstanding anything to the contrary contained in the Lease, Tenant's right to sell and serve alcoholic beverages from the Premises shall be subject to (i) Tenant's obtaining and

4066691v5 RESTAURANT RIDER Exhibit E-5 maintaining throughout the Lease Term, at its sole cost and expense, all liquor licenses, and any other licenses and permits, required by Applicable Laws or otherwise necessary for serving and selling alcoholic beverages from the Premises (copies of which permits shall be provided to Landlord) (collectively, the "Liquor Licenses", and (ii) Tenant's complying at all times with Applicable Laws, mitigation measures and conditions of approval related to the sale of alcoholic beverages. Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's sale and serving of alcoholic beverages from the Premises, Landlord has made no representations or warranty to Tenant with respect to the probability of obtaining and maintaining such liquor licenses, approvals and permits. In the event Tenant does not receive or otherwise maintain the necessary licenses, permits and approvals for the sale of alcoholic beverages, Tenant's and Landlord's rights and obligations under the remaining provisions of the Lease shall not be affected. Tenant shall report to Landlord any infractions related to its Liquor Licenses within 48 hours following Tenant's knowledge thereof. Notwithstanding the foregoing, in consideration of a payment from Tenant to 3705 Group LLC, a California limited liability company ("Former Tenant") of Sixty Thousand and No/100 Dollars ($60,000.00), Landlord shall work with the Former Tenant to effectuate the transfer by the Former Tenant to Tenant of all of Former Tenant's right, title and interest in and to any Liquor License applicable to the Premises (the "Liquor License Transfer"). Tenant shall reasonably cooperate with Landlord and Former Tenant, at no cost or expense to Landlord or Former Tenant, to effectuate the Liquor License Transfer in accordance with all Applicable Laws (including, without limitation, all rules, regulations and requirements established by the California Department of Alcoholic Beverage Control or any other applicable governmental authority), which shall include, without limitation, executing any permits or applications that may be required under Applicable Law to effectuate the same, opening an escrow account with an escrow company reasonably acceptable to Landlord and Former Tenant to process the Liquor License Transfer, and paying any and all associated fees or charges with respect to any of the same. Additionally, Tenant shall reasonably cooperate with Landlord and Former Tenant, at no cost or expense to Landlord or Former Tenant, to obtain a temporary liquor license that will allow Tenant to sell and serve alcoholic beverages at the Premises while the Liquor License Transfer is pending. If said Liquor License does not fully transfer through no fault of Tenant, then Tenant shall initiate a new Liquor License Transfer. If said new license transfer is not completed within two hundred seventy (270) days from application through no fault of Tenant and Tenant has not been able to obtain a comparable Liquor License from another source despite its reasonable efforts to do so, then Tenant shall be permitted to terminate the Lease on no less than five (5) days' written notice to the Landlord and by paying a Lease termination fee equal to One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) to Landlord. Upon Tenant having returned all keys to the Landlord, the parties shall have no further liability to one another under the Lease, the Guaranty shall be null and void and the Letter of Credit shall be returned to Tenant. 5.2 Intentionally Omitted. 5.3 Liquor Liability Insurance. During any periods that Tenant serves or sells alcoholic beverages at the Premises, Tenant shall, in addition to all other insurance Tenant is required to procure under the Lease, obtain and maintain in full force liquor liability insurance coverage in an amount of at least Three Million Dollars ($3,000,000) per occurrence and Three Million Dollars ($3,000,000) in the aggregate per policy year naming Landlord, and such other parties as Landlord designates, as additional insureds, and said insurance shall be in form and content reasonably acceptable to Landlord and otherwise satisfy the requirements in Section 10.3 of this Lease.

4066691v5 RESTAURANT RIDER Exhibit E-6 ARTICLE 6 CONDUCT OF BUSINESS 6.1 Recorded Music As Normal Part of Operations. Landlord hereby acknowledges that Tenant may play recorded music in the Premises as part of Tenant's customary business operations. However, such music shall not be played or amplified in such a manner which is annoying to persons outside of the Premises or in adjacent Tenant premises or neighboring properties, or in any way violates Applicable Laws or Landlord's Rules and Regulations. Tenant's on-site management shall immediately comply with Landlord's on-time management requests concerning reduction of the volume of such music if Landlord receives any complaints relating to same. Notwithstanding anything to the contrary contained in the Lease or this Restaurant Rider, as a condition precedent to any right of the Tenant to play recorded music in the Premises, Landlord expressly reserves the right to require Tenant, at Tenant's sole cost and expense as part of the Improvements or otherwise as may be required by Landlord from time to time during the Lease Term, to install commercially reasonable sound attenuation measures in the Premises acceptable to Landlord.

4066691v5 EXHIBIT F -1- EXHIBIT F RULES AND REGULATIONS Tenant shall faithfully observe and comply with the non-discriminatory enforcement of the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, including the Restaurant Rider attached to the Lease as Exhibit E, the latter shall control. 1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. 2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. 3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Silverlake area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. 4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

4066691v5 EXHIBIT F -2- 5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord. 6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord. 7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Building and shall cooperate with Landlord and its agents of Landlord to prevent same. 8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same. 9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall (except for the purpose of hanging pictures, wall hangings and other general office standard artwork on the interior walls of the Premises) or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord. 10. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. 11. Tenant shall not use or keep in or on the Premises, the Building, or the Building any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises. 12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord. 13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways. 14. Tenant shall not bring into or keep within the Building or the Premises any firearms, animals (except service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles. 15. The Premises shall not be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. 16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall

4066691v5 EXHIBIT F -3- not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. 17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations. 18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, or vestibules or any common areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. 19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord. 20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Irvine, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord. 21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. 22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. 23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises caused by Tenant and shall promptly repair any such damage at Tenant's sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to

4066691v5 EXHIBIT F -4- leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building. 24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. 25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord. 26. Tenant must comply with any applicable "NO-SMOKING" ordinances. If Tenant is required under any such ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Building, or (y) within two hundred feet (200') of the main entrance of the Building, or (z) within seventy-five feet (75') of any other entryways into the Building. 27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Building or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law. 28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance. 29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards. 30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord. 31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms. 32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building. 33. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

4066691v5 EXHIBIT F -5- So long as there are no material increases in the cost of occupancy of the Premises as a result thereof, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and the Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

4066691v5 EXHIBIT G -1- EXHIBIT G GUARANTY OF LEASE THIS GUARANTY OF LEASE (this "Guaranty") is made as of May __, 2021, by 1334 Partners, L.P., a California limited partnership (the "Guarantor"), whose address is set forth in Paragraph 10 hereof, in favor of SRT LA Retail, LLC, a Delaware limited liability company ("Landlord"). WHEREAS, Landlord and Intent to Dine, a Delaware limited liability company ("Tenant") desire to enter into that certain Retail Lease dated May __, 2021 (the "Lease") concerning the premises on the first (1st) floor of the building located at 3705-3709 Sunset Boulevard in the City of Los Angeles, County of Los Angeles, State of California (the "Building"); WHEREAS, Guarantor has a financial interest in the Tenant; and WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty. NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, subject to the provisions of Paragraph 23 below, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guaranties the prompt payment by Tenant of all rentals and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agree as follows: 1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned. 2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, from any liability with respect to Guarantor's obligations hereunder. 3. Guarantor's liability under this Guaranty shall continue until all rents due under the Lease have been paid in full and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise. 4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the

4066691v5 EXHIBIT G -2- obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, in the event of default under the Lease. So long as any of Guarantor's obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations. 5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease, Guarantor shall and will forthwith upon demand pay such sums, and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant. 6. The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectability, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise. 7. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Paragraph 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any right or defense that may arise by reason of the incapability, lack or authority, death or disability of Tenant or any other person; and (vi) all principles or provisions of law which conflict with the terms of this Guaranty. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety. 8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor, including, without limitation, any other Guarantor named herein. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right. 9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all rights and defenses that are or may become available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, and the second sentence of California Civil Code § 2822(a). In addition, Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant. (b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other Guarantor hereunder unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's rights of subrogation and contribution as set

4066691v5 EXHIBIT G -3- forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor. (c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise. 10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any Applicable Law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand- delivered or one day after it is mailed, unless it is mailed outside of the county in which the Building is located, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it. To Guarantor: 1334 Partners, L.P. 940 East 2nd Street, Suite 38 Los Angeles, CA 90012 Attn.: Sara Sedlacek Email: sara@parkviewcorp.com

4066691v5 EXHIBIT G -4- To Landlord: SRT LA RETAIL, LLC c/o Strategic Realty Trust, Inc. 400 Concar Drive San Mateo, CA 94402 Attention: Andrew Batinovich G. Lee Burns Email: andy.batinovich@glenborough.com chip.burns@glenborough.com with a copy to: Elkins Kalt Weintraub Reuben Gartside LLP 10345 W. Olympic Boulevard Los Angeles, California 90064 Attention: Scott Kalt Email: skalt@elkinskalt.com 11. Guarantor represents and warrants to Landlord as follows: (a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms. (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking. 12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor. 13. This Guaranty shall be binding upon Guarantor, Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires. 14. The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to demised premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by

4066691v5 EXHIBIT G -5- Guarantor of the Landlord's interest in demised premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser. 15. The term "Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise. 16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment. 17. This Guaranty shall be governed by and construed in accordance with the laws of the state in which the Building is located, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of the State in which the Building is located. 18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. 19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages. 20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. 21. This Guaranty shall constitute the entire agreement between Guarantor and Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. 22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law. 23. Without limiting its obligations under Section 16 above, Guarantor's liability under this Guaranty shall not exceed the greater of (i) any amounts due and owing by Tenant to Landlord under Section 5 of Exhibit E, or (ii) the amount of Base Rent plus Additional Rent due and owing by Tenant to Landlord for the period from the Lease Commencement Date until the first anniversary thereof (the "Maximum Liability Amount"). Commencing on the third anniversary of the Lease Commencement Date and continuing each third anniversary thereafter, the Maximum Liability Amount shall be reduced

4066691v5 EXHIBIT G -6- by a fixed amount equal to the Base Rent and Additional Rent due and owing for the first three (3) months following the Lease Commencement Date. IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written. 1334 PARTNERS, L.P. By: Name: Sara Sedlacek Title: Managing Member

4066691v5 EXHIBIT H -1- EXHIBIT H PARKING FACILITY

4066691v5 EXHIBIT I -1- EXHIBIT I PARKING LEASE

4066691v5 EXHIBIT I -2-

4066691v5 EXHIBIT I -3-

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4066691v5 EXHIBIT J 1 EXHIBIT J PARKING LICENSE

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4066691v5 EXHIBIT J 3

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4066691v5 EXHIBIT J 5

4066691v5 RETAIL LEASE SRT LA RETAIL, LLC, a Delaware limited liability company, as Landlord, and INTENT TO DINE, LLC, a Delaware limited liability company, as Tenant.

4066691v5 ARTICLE 1 PREMISES AND BUILDING ............................................................................................... 1 ARTICLE 2 LEASE TERM; OPTION TERM(S)...................................................................................... 2 ARTICLE 3 BASE RENT; PUBLIC HEALTH HARDSHIP PROVISIONS ........................................... 3 ARTICLE 4 ADDITIONAL RENT............................................................................................................ 5 ARTICLE 5 USE OF PREMISES .............................................................................................................. 6 ARTICLE 6 UTILITIES ............................................................................................................................. 7 ARTICLE 7 REPAIRS ............................................................................................................................... 8 ARTICLE 8 ADDITIONS AND ALTERATIONS .................................................................................... 8 ARTICLE 9 COVENANT AGAINST LIENS ........................................................................................... 9 ARTICLE 10 INDEMNIFICATION AND INSURANCE ........................................................................ 9 ARTICLE 11 DAMAGE AND DESTRUCTION .................................................................................... 11 ARTICLE 12 NONWAIVER ................................................................................................................... 12 ARTICLE 13 CONDEMNATION ........................................................................................................... 12 ARTICLE 14 ASSIGNMENT AND SUBLETTING ............................................................................... 12 ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES ........................................................................................................................ 14 ARTICLE 16 HOLDING OVER .............................................................................................................. 14 ARTICLE 17 ESTOPPEL CERTIFICATES ............................................................................................ 15 ARTICLE 18 SUBORDINATION ........................................................................................................... 15 ARTICLE 19 DEFAULTS; REMEDIES ................................................................................................. 15 ARTICLE 20 COVENANT OF QUIET ENJOYMENT .......................................................................... 16 ARTICLE 21 LETTER OF CREDIT ....................................................................................................... 16 ARTICLE 22 SUBSTITUTION OF OTHER PREMISES ....................................................................... 17 ARTICLE 23 SIGNS ................................................................................................................................ 17 ARTICLE 24 COMPLIANCE WITH LAW ............................................................................................ 17 ARTICLE 25 LATE CHARGES .............................................................................................................. 18 ARTICLE 26 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT ................. 18 ARTICLE 27 ENTRY BY LANDLORD ................................................................................................. 18 ARTICLE 28 PARKING .......................................................................................................................... 18 ARTICLE 29 MISCELLANEOUS PROVISIONS .................................................................................. 19 EXHIBIT LIST EXHIBIT A DEPICTION OF BUILDING EXHIBIT A-1 DEPICTION OF PREMISES EXHIBIT A-2 DEPICTION OF PATIO AREA EXHIBIT B WORK LETTER EXHIBIT C OPERATING EXPENSE DEFINITIONS AND CALCULATION PROCEDURES EXHIBIT D NOTICE OF LEASE TERM DATES EXHIBIT E RESTAURANT RIDER EXHIBIT F RULES AND REGULATIONS EXHIBIT G GUARANTY OF LEASE EXHIBIT H PARKING FACILITY EXHIBIT I PARKING LEASE EXHIBIT J PARKING LICENSE